Exhibit 10.1
UNITED STATES
DEPARTMENT OF THE INTERIOR
NATIONAL PARK SERVICE
HISTORIC PROPERTY LEASE
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HASLETT WAREHOUSE
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SAN FRANCISCO MARITIME NATIONAL HISTORIC PARK
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HISTORIC LEASE NO. HL-SAFR001-98
Dated October 16, 2000

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)
EXHIBITS
EXHIBIT A — PREMISES
EXHIBIT B — RETAINED SPACE
EXHIBIT C — OFFICE SPACE
EXHIBIT D — RESTAURANT SPACE
EXHIBIT E — RETAIL SPACE
EXHIBIT F — TRADE FIXTURES
EXHIBIT G — SCHEDULE OF PERFORMANCE
EXHIBIT H — PRELIMINARY SCHEMATIC PLANS FOR, AND DESCRIPTION OF, THE INITIAL LESSEE IMPROVEMENTS
EXHIBIT I — VAULT
EXHIBIT J — RETAINED SPACE RESTROOMS AND DRINKING FOUNTAINS
EXHIBIT K — STREET ENCROACHMENT AGREEMENT
EXHIBIT L — LIST OF REPORTS AND STUDIES IDENTIFYING HISTORIC ELEMENTS

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HISTORIC LEASE
THIS LEASE is made and entered into effective as of October 16, 2000, by and between the United States Department of the Interior, National Park Service acting through the Regional Director, Pacific West Region, an agency of the United States of America (“Lessor”) and Maritime Hotel Associates, L.P., a California limited partnership whose General Partner is Hyde Street Hospitality, Inc a wholly-owned subsidiary of the Kimpton Hotel & Restaurant Group, Inc, a California corporation (“Lessee”).
RECITALS
WHEREAS, the San Francisco Maritime National Historical Park is administered by the Secretary of the Department of the Interior (“Secretary”) through the National Park Service (“Lessor”) pursuant to the National Park Service Organic Act, 16 U.S.C. Sections 1 et seq., and the San Francisco Maritime National Historical Park Authorization Act, 16 U.S.C. Sections 410nn et seq.; and
WHEREAS, the Haslett Warehouse is listed on the National Register of Historic Places pursuant to the National Historic Preservation Act of 1966, as amended, 16 U.S.C. Sections 470 et seq.; and
WHEREAS, pursuant to 16 U.S.C. Section 470h-3 and 410nn-1 et seq. and 36 C.F.R. Part 18, Lessor has determined that the Haslett Warehouse is an historic property that Lessor is unable to preserve and rehabilitate during the foreseeable future, and that the historic property will be adequately preserved by this Lease; and
WHEREAS, Lessor has determined that the use and occupancy of the Haslett Warehouse for the use contemplated in this Lease is consistent with the San Francisco Maritime National Historical Park General Management Plan (defined below), and the purposes of the San Francisco Maritime National Historical Park Authorization Act, and is compatible with the public interest; and
WHEREAS, Lessee desires to lease that certain real property comprising the Haslett Warehouse (exclusive of the Retained Space (defined below)), comprised of approximately 188,435 square feet of gross building area; together with certain additional land and an existing appurtenant easement (collectively, “Premises”) as such Premises are more particularly described in Exhibit A; and to adaptively reuse the Haslett Warehouse for an approximately 268-room, first class hotel as described herein with a nautical theme, restaurant, and limited retail and office space; and
WHEREAS, Lessor desires to retain approximately 9,565 square feet of space (the “Retained Space”) for public purposes, such as a museum and visitor center, as such Retained Space is more particularly shown on Exhibit B; and
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WHEREAS, Lessor has agreed to lease the Premises to Lessee on the terms, agreements, covenants, conditions and provisions set forth in this Lease and solely for the purposes provided in this Lease.
NOW THEREFORE, in consideration of the rents to be paid under this Lease and all of the terms, agreements, covenants, conditions and provisions contained in this Lease, Lessee and Lessor (collectively, “Parties”) hereby agree as follows:
1.	DEFINITIONS
As used in this Lease, the following terms shall have the following meanings applicable, as appropriate, to both the singular and plural forms of the defined terms:
1.1.	“Affected Property” is as defined in Section 22.4 of this Lease.

1.2.	“Affiliate(s)” means, all entities or persons controlled by or under common control, through one or more entities, with Lessee.

1.3.	“Agency” means any Federal, state, or local agency, department, commission, board, bureau, office or other governmental authority having jurisdiction.

1.4.	“Allowance” is as defined in Section 5.3.3 of this Lease.

1.5.	“Alterations” means any improvements, alterations, Major Alterations or Minor Alterations, of or to the Premises or Retained Space made by Lessee after the completion of Initial Lessee Improvements.

1.6.	“Annual Rental” is as defined in Section 5.4 of this Lease.

1.7.	“Annual Report” means a report that includes but is not limited to (a) audited financial statements certified by a certified public accountant that is independent of Lessee and Affiliates, prepared on an annualized basis showing Gross Receipts and Rent Roll for the preceding Lease Year; (b) a statement by Lessee that Lessee’s and any Affiliates’, Lessee’s Agents’, employees’, guests’, visitors’, invitees’, sublessees’, licensees’, and permittees’ and other persons or entities under the control of Lessee during the Term, use of the Premises is consistent with this Lease, (c) a statement describing any material change in the status of Initial Lessee Improvements and Major Alterations as of the end of such Lease Year.

1.8.	“Applicable Laws” mean all present and future applicable statutes, regulations, requirements, licenses, rules, guidelines, ordinances, codes, permits, orders, decrees, and the like, and all amendments thereto, of any Agency, relating to or affecting this Lease or the design, construction and use of Premises by Lessee, Affiliates, Lessee’s
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Agents, employees, guests, visitors, invitees, sublessees, licensees, permittees or other persons or entities under the control of Lessee during the Term, including, but not limited to:
1.8.1.	Those Applicable Laws pertaining to the Park such as 16 U.S.C. 1 et seq., 16 U.S.C. 410nn et seq.; and the General Management Plan.

1.8.2.	Those Applicable Laws pertaining to reporting, licensing, permitting, investigation, remediation or abatement of emissions, discharges, or releases (or threatened emissions, discharges or releases) of Hazardous Materials in or into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials;

1.8.3.	Those Applicable Laws pertaining to the protection of the environment and/or the health or safety of employees or the public;

1.8.4.	Those Applicable Laws pertaining to the protection or restoration of natural or cultural resources;

1.8.5.	Those Applicable Laws pertaining to historic leasing, historic preservation tax certification, and the treatment of historic properties; and

1.8.6.	Those Applicable Laws pertaining to national and local building construction requirements.
Notwithstanding the foregoing, “Applicable Laws” shall not include (i) any amendment to the General Management Plan, nor any subsequent General Management Plan, or (ii) guideline(s) established by the Pacific West Region of the National Park Service or the San Francisco Maritime National Historical Park; solely to the extent that such amendment or subsequent General Management Plan, or guideline(s) materially increases the cost to Lessee of, the operation or use of the Premises pursuant to this Lease, or prohibits Lessee’s use of the Premises pursuant to this Lease.

1.9.	“Approved Operator” means a hotel operator of established reputation, operating five (5) or more hotels, and having at least five (5) years experience in the operation of hotels in the United States, which hotels are of equal or better quality as the Hotel Standard or a hotel chain
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operator of established reputation, experienced in operating hotels of equal or better quality as the Hotel Standard.

1.10.	“Base Rental” is as defined in Section 5.5 of this Lease.

1.11.	“Bona Fide Institutional Lender” means any one or more of the following, whether acting in its own interest and capacity or in a fiduciary capacity for one or more persons or entities none of which need be Bona Fide Institutional Lenders: (a) any savings bank, commercial bank or trust company (whether acting individually, or in any trust or fiduciary capacity), savings and loan association, or building loan association that has deposits in excess of One Billion Dollars ($1,000,000,000) (which amount shall be increased in proportion to increases in the CPI after the Commencement Date) and is subject to the jurisdiction of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, or the Federal Reserve Board, and the courts of the United States of America, any state thereof, or the State of California; (b) any insurance company, governmental agency, real estate investment trust, religious, educational or eleemosynary institution or state, municipal or similar public employees’ welfare, benefit, pension or retirement fund or system subject to the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq., investment banking, merchant banking or brokerage firm (or any special account, managed fund, department, or agency of any of the foregoing) (i) any one of which has assets of at least (A) at all times prior to Substantial Completion of the Initial Lessee Improvements, Five Hundred Million Dollars ($500,000,000) (or equivalent in foreign currency); and (B) at all time from and after Substantial Completion of the Initial Lessee Improvements, Fifty Million Dollars ($50,000,000) (or the equivalent in foreign currency), as adjusted for increases in the CPI from and after the Completion Date, and (ii) in the case of a religious, educational or eleemosynary institution or an employees’ welfare, benefit, pension or retirement fund or system, investment banking, merchant banking or brokerage firm, is regularly engaged in any aspect of the financial services business; (c) governmental and quasi-governmental agencies and government sponsored organizations; or (d) an investment banking firm that originates at least One Hundred Million Dollars ($100,000,000) annually of commercial mortgage loans for sale or transfer, in their entirety, to another entity in the mortgage loan business that is a Bona Fide Institutional Lender, or in connection with the sale of the mortgage in any secondary mortgage loan market, including any mortgage backed security or real estate investment conduit transaction or any other institutional quality rated public offering or private placement. For purposes hereof, (x) acting in a “fiduciary capacity” shall be deemed to include acting as a trustee, agent, or in a similar capacity under a
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mortgage, loan agreement, indenture or other loan document, and (y) a lender, even if not a Bona Fide Institutional Lender, shall be deemed to be a Bona Fide Institutional Lender if promptly after such loan is consummated the note(s) or other evidence of indebtedness and/or the collateral securing the same are assigned to one or more persons then qualifying as a Bona Fide Institutional Lender. In no event however shall the term “Bona Fide Institutional Lender” include any Affiliate of Lessee or any Excluded Contractor. Subsequent to, and not including, the initial financing of the Initial Lessee Improvements, the term, Bona Fide Institutional Lender, shall also include any other type of commercial financing entity, or vehicle that may from time to time hereafter be generally accepted in the commercial real estate market for financing commercial construction or other commercial real estate financing, that includes as a matter of course hotel projects similar in size, nature, and scope to the Haslett Warehouse hotel development.

1.12.	“Building Maintenance” means maintenance of the Premises, including but not limited to, the Fixtures and the Trade Fixtures in such manner as to keep the Premises including, but not limited to, the Fixtures and the Trade Fixtures in good and sanitary order, condition, and repair (permitting reasonable wear and tear) in compliance with the Hotel Standard and Applicable Laws.

1.13.	“Certificate of Occupancy” means a document issued by Lessor that confirms that Lessor’s requirements for full occupancy and use of the Premises as provided for in this Lease have been completed.

1.14.	“Commencement Date” is as defined in Section 4 of this Lease

1.15.	“Commercially Reasonable Insurance Rates” means with respect to insurance coverage, that such coverage is commercially available from companies admitted or approved to do business in the state of California, with a financial rating of at least A-VIII, as rated by the A.M. Best Key Rating Guide, at rates and on terms such that it is/would be purchased by similarly situated owners or operators of similar hotel properties that are historic properties listed on the National Register of Historic Places in the San Francisco Bay Area of California.

1.16.	“Conditional Certificate of Occupancy” means a Certificate of Occupancy issued with conditions for final completion and allowing for partial occupation or partial use of the Premises.

1.17.	“Construction Contracts” is as defined in Section 23.13.1 of this Lease.

1.18.	“CPI” means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, All Items, San
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Francisco-Oakland-San Jose, California (1993-95 equals 100) or, if such index is no longer published, a successor or substitute index designated by Lessor, published by an Agency reflecting changes in consumer prices in the San Francisco Bay Area.

1.19.	“Design and Construction Documents” means schematic design and review documents, design development review drawings and construction documents and permit drawings or any other documents required to be prepared under this Lease for Initial Lessee Improvements or Alterations other than Minor Alterations.

1.20.	“Design and Construction Monitor” is an experienced professional firm hired by Lessor at the sole cost and expense of the Lessee and acting on behalf of Lessor to (a) review Design and Construction Documents, (b) monitor all construction of the Initial Lessee Improvements and all Alterations other than Minor Alterations, and (c) assure Lessor of compliance with the terms and conditions of this Lease. In connection with the Initial Lessee Improvements, Lessor shall provide a list of firms to Lessee no later than the tenth (10th) day of the Due Diligence Period. Lessee shall notify Lessor in writing within three (3) business days of receipt of such list of any reasonable objections Lessee may have to any of the listed contractors and provide the reasons therefor.

1.21.	“Due Diligence Period” is as defined in Section 3.2 of this Lease.

1.22.	“Environmental Damages” means all claims, demands, damages, injuries, losses, penalties, fines, costs (including reasonable consultant fees and expert fees), liabilities, causes of action, judgments, expenses and the like, of any nature whatsoever and by whomever made, incurred at any time after Lessor relinquishes and vacates the Premises to Lessee that relate to the presence or release of any Hazardous Materials in or into the air, surface water, ground water or land at, on, about, under or within the Premises and to the extent that they arise directly or indirectly from or in connection with the use of Premises by Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term.

1.23.	“Event of Default” is as defined in Section 31 of this Lease.

1.24.	“Excluded Contractor” means any person or entity debarred, suspended, proposed for debarment or suspension, or declared ineligible by any agency or instrumentality of the United States or by the General Accounting Office or otherwise excluded from procurement or nonprocurement programs of the United States or any agency or instrumentality thereof, and (a) included on the List of Parties Excluded
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from Federal Procurement and Nonprocurement Programs maintained by the United States General Services Administration, or successor compilation of similar information; or (b) which Lessor has advised Lessee within ten (10) days after request from Lessee would be an Excluded Contractor but for clause (a).

1.25.	Expiration Date” and “Final Expiration Date” are as defined in Section 4 of this Lease.

1.26.	“Fixtures” means all fixtures, equipment, and machinery permanently attached to and forming a part of the Premises or Retained Space, required or necessary for use and occupancy of the Premises or Retained Space and including all parts of the operating systems of the Premises or Retained Space such as heating, air conditioning, sprinkler, alarm, water, waste, and electrical, provided that the term “Fixtures” shall not include Trade Fixtures.

1.27.	“Food and Beverage and All Other Department Revenues” means all Gross Receipts less Rooms Department Revenues and including gross receipts, income, revenues, rents or economic benefit of any kind, whether in the form of cash, property or services, received by Lessee or Affiliates including those from the sale of food and beverages, or from rentals of retail or office space or other concessions on the Premises to the extent not specifically included in the Percentage Rental Exclusions. Gross receipts, as determined in accordance with generally accepted accounting principles and specifically with the most current edition of the Uniform System of Accounts for the Lodging Industry of the American Hotel and Motel Association, of any sublessee operating the Restaurant Space shall be part of Food and Beverage and All Other Department Revenues and consequently any rent received by Lessee from such sublessee shall not be included in Food and Beverage and All Other Department Revenues for the purposes of Section 5 of this Lease.

1.28.	“Force Majeure” means reasons or causes reasonably beyond Lessee’s control (excluding Lessee’s financial inability), such as acts of God or of public enemies, war, invasion, insurrection, rebellion, earthquake, riots, fires, floods, epidemics, quarantine restrictions, strikes, lockouts, freight embargoes, and unusually severe weather delays, or any similar cause.

1.29.	“General Management Plan” means that certain General Management Plan, San Francisco Maritime National Historical Park, San Francisco County, California, dated October 1997, as amended (subject to the qualification provided at the end of in Section 1.8 above).

1.30.	“Gross Receipts” means the entire amount of gross receipts received by Lessee or Affiliates, which amount is determined in accordance with
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generally accepted accounting principles and specifically with the most current edition of the Uniform System of Accounts for the Lodging Industry of the American Hotel and Motel Association (the “Uniform System”) consistently applied, derived by Lessee from the operation of the Premises and not from any other source less Percentage Rental Exclusions. Gross Receipts shall include all cash or other revenues received by Lessee from the Premises, including but not limited to, rent, any payments in lieu of rent, non-returnable option payments, or payments under a loss of rents insurance policy or provision. There shall also be included in Gross Receipts the gross receipts from all mechanical or other vending devices placed on the Premises by Lessee, other than such devices that are installed on portions of the Premises not open to the public and that are solely for the convenience of Lessee’s employees. The gross receipts of any sublessee operating the Restaurant Space shall be part of Gross Receipts and consequently any rent received by Lessee from such Restaurant Space shall not be included in Gross Receipts.

1.31.	“Haslett Warehouse” means that certain building, comprising that portion of the Premises that is an historic structure known as the Haslett Warehouse and listed on the National Register of Historic Places. The Retained Space is located within the Haslett Warehouse.

1.32.	“Hazardous Materials” means any material or other substance (including storage tanks and Preexisting Hazardous Materials):
1.32.1.	The presence of which is governed by any Applicable Laws as being hazardous or harmful to human health or the environment;

1.32.2.	That is or becomes defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “pollutant,” “contaminant,” “toxic contaminant” under any Applicable Laws;

1.32.3.	That is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any Agency under any Applicable Laws;

1.32.4.	The presence of which poses or threatens to pose a hazard to the environment or to the health or safety of persons
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1.32.5.	That contains, without limitation of the foregoing, gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds;

1.32.6.	That contains, without limitation of the foregoing, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials, or urea formaldehyde foam insulation; or

1.32.7.	That contains or consists of, without limitation of the foregoing, radon gas.
1.33.	“Historic Elements” means materials, features and any other elements of the Haslett Warehouse that are of historic significance and that existed as of the Commencement Date (including those elements identified in those reports and studies listed on Exhibit L) and remain in the Haslett Warehouse upon completion of the Initial Lessee Improvements.

1.34.	“Historic Preservation Certification Requirements” means those requirements set forth in 36 C.F.R. Part 67.

1.35.	“Historical Valuation Coverage” means the cost to repair or replace damaged components and/or materials of the Premises, using like materials and workmanship, giving consideration to duplicating the original texture, color, appearance and function, and as much as possible restoring the damaged property to the condition existing immediately prior to the loss consistent with the Historic Preservation Certification Requirements and the Secretary of Interior’s Standards.

1.36.	“Hotel Standard” means a first-class, but not deluxe, standard of operation, construction and maintenance, including the quality of construction and of the furniture, equipment and finishes. The Hotel Nikko, The Palace, The Fairmont, the St. Francis and the Ritz Carlton are examples of deluxe hotels in San Francisco as of the Commencement Date. The Tuscan Inn, the Galleria Park Hotel and the Villa Florence Hotel are examples of hotels operating at the Hotel Standard as of the Commencement Date. During the Term, hotels meeting the Hotel Standard will be those operating at a standard similar to the aforementioned properties and as first-class, but not deluxe, hotels in the City of San Francisco, California. The retail space within the Alexis Hotel building in Seattle, Washington, is an example of retail space operating at the Hotel Standard as of the Commencement Date.

1.37.	“Impositions” are all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever,
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if any, lawfully imposed by any Agency, or other authority or entity, that may be levied, assessed, charged or imposed or may be or become a lien or charge upon the Premises or any part thereof; or upon the rent or income of Lessee; or upon the use or occupancy of the Premises; or upon this transaction or any document creating or transferring an estate or interest of Lessee in the Premises; or upon any improvements or Fixtures; or upon the leasehold estate of Lessee; or upon Lessor by reason of its ownership of the fee underlying this Lease but excluding taxes on the revenue or income of Lessor from this Lease. Impositions also include, but are not limited to, the payment of any bonds or charges imposed or required by any Agency, or other authority or entity, by reason of the proposed or actual use, treatment, storage, discharge or disposal of Hazardous Materials on or from the Premises by Lessee, or any sublessee or licensee claiming through Lessee.

1.38.	“Initial Lessee Improvements” means the Rehabilitation and other improvements performed by Lessee for initial occupancy of the Premises, including, but not limited to, (a) a first-class hotel (with a nautical theme), comprised of approximately 268 rooms (approximately 11 luxury suites, approximately 11 full suites, approximately 24 king through suites, approximately 123 large double queen rooms, approximately 96 deluxe guest rooms, and approximately 3 regular guest rooms, (b) restaurant, and (c) limited office and retail, (i) substantially as more fully described in the portion of that certain proposal from Lessee entitled, “A Proposal for the Rehabilitation of the Haslett Warehouse at San Francisco Maritime Historical Park” dated August 10, 1998 attached as Exhibit H, and (ii) as described in this Lease and (d) pursuant to Section 2.3 below, the Retained Space, all as may be modified as reflected in Lessee’s final Design and Construction Documents for the Initial Lessee Improvements approved in writing by Lessor.

1.39.	“Inventory and Condition Report” is a document that sets forth an inventory of the Premises and its Fixtures at the Commencement Date, at the completion of Initial Lessee Improvements, periodically during the Term to reflect changes, and at the Expiration Date with the latter inventory showing the condition of the Premises and Fixtures at that time for the purposes of Section 34 of this Lease.

1.40.	“Interest Rate” means the percentage of interest charged based on the current value of funds to the United States Treasury as published periodically in the Treasury Financial Manual.

1.41.	“Lease” means this Lease No. HL-SAFR001-99, including all conditions, exhibits, modifications, amendments, and extensions thereof.
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1.42.	“Lease Year” is as defined in Section 5.2 of this Lease.

1.43.	“Leasehold Mortgage” is as defined in Section 28 of this Lease.

1.44.	“Lessee’s Agents” means Lessee’s directors, officers, partners, members, employees, contractors, or agents.

1.45.	“Lessor’s Agents” means Lessor’s director, officers, employees, contractors, or agents.

1.46.	“Major Alterations” means each Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) of or to the Premises or Retained Space by Lessee made after the completion of the Initial Lessee Improvements, the construction cost of which is greater than Five Million Dollars ($5,000,000) adjusted by CPI since the Commencement Date to the year in which the Major Alteration begins.

1.47.	“Minor Alterations” means each Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) of or to the Premises by Lessee made after the completion of the Initial Lessee Improvements, the construction cost of which is less than One Hundred Thousand Dollars ($100,000) adjusted by CPI since the Commencement Date to the year in which the Minor Alterations begins; provided that such Alterations are limited to decorative improvements, repainting, recarpeting, and installation of Trade Fixtures and equipment, all of which are comparable to the Hotel Standard, and shall not include Preservation Maintenance.

1.48.	“Office Space” means that certain space comprised of approximately 4,200 square feet located on the ground floor of the Premises and shown on Exhibit C, as may be modified as reflected in Lessee’s final Design and Construction Documents for the Initial Lessee Improvements approved in writing by Lessor.

1.49.	“Park” means all the area, facilities, features, and property that are contained within the boundaries of or otherwise controlled by San Francisco Maritime National Historical Park.

1.50.	“Percentage Rental” is as defined in Section 5.6 of this Lease.

1.51.	“Percentage Rental Exclusions” means the following items, which, to the extent set forth herein, do not constitute a part of and which shall be excluded by Lessee from, Gross Receipts for the purpose of calculating Percentage Rental:
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1.51.1.	Federal, state and municipal excise, sales, use, or luxury or similar tax, which are collected directly from occupants or users either as a part of or added to the sales price of any goods, services, rooms or displays, such as bed taxes, gross receipts, room admission, cabaret or equivalent taxes and actually paid by Lessee;

1.51.2.	credits and refunds to customers from cancellations of room reservations;

1.51.3.	provided that the amount of such business does not exceed comparable hotel industry standards, receipts, whether direct or through license or concession by Lessee, from guest room movies, newspapers, magazines, guest room telephone, guest laundry, and guest room mini-bar revenues;

1.51.4.	the amount of any gross sales revenues received by any sublessee(s) of the Office Space and Retail Space;

1.51.5.	parking revenues;

1.51.6.	proceeds of any insurance, judgments, settlements or condemnation awards that do not compensate Lessee for loss of Gross Receipts;

1.51.7.	the actual charge not to exceed the customary and usual charge to Lessee by credit card companies imposed on a credit card transaction by a user;

1.51.8.	value that may be imputed to complimentary occupancy of hotel rooms and complimentary meals for users without charge, solely for the purpose of generating future goodwill for the hotel operation in the Premises in accordance with then prevailing customary and usual practices of other comparable hotels in San Francisco, California;

1.51.9.	value that may be imputed to complimentary employee meals;

1.51.10.	any penalty charged by Lessee for a returned check;

1.51.11.	the face value of any returned checks written off by Lessee as a bad debt to the extent Lessor received Percentage Rental on the services involved; and
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1.51.12.	any charge added by Lessee to its regular cash price as a finance charge for installment sales on credit.
1.52.	“Personal Property” means all furniture, equipment, appliances, apparatus, and all other property placed on the Premises that neither are permanently attached to nor form a part of the Premises, whether leased or owned by Lessee, including without limitation, (a) all furniture, equipment and personal property located on or used in connection with the operation of the Premises, (b) all as-built plans, drawings and specifications for the Initial Lessee Improvements and any Alterations, and all architectural, structural, mechanical, electrical, and landscaping plans and specifications, surveys, engineering studies and reports and applicable flood plain maps relating to the Premises (collectively, the “Plans”), and (c) all of Lessee’s right, title and interest in any intangible personal property now or hereafter used in connection with the use and operation of the Premises, including, without limitation, the right to use any trade name now used in connection with the Initial Lessee Improvements, all warranties or guarantees received from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Premises, names, licenses, franchises, permits, Lessee lists, advertising materials and other similar property and rights relating to the use and operation of the Hotel or any of the other Personal Property. Personal Property also includes Trade Fixtures. Personal Property includes both tangible and intangible personal property including intellectual property. Notwithstanding Lessee’s rights in and to the Plans, Lessee shall provide Lessor with a copy of each of the Plans upon termination of this Lease and shall assign to Lessor all transferable warranties or guarantees received from any person or entity including but not limited to contractors, subcontractors, suppliers or materialmen in connection with the Premises.

1.53.	“Preexisting Hazardous Materials” means Hazardous Materials that existed in, on, or under the Premises prior to the Commencement Date, whether such substances were within the definition of Hazardous Materials as used in this Lease as of the Commencement Date or subsequently become included within such definition.

1.54.	“Premises” are as defined in the Recitals above and Exhibit A and includes the Vault.

1.55.	“Preservation Maintenance” means the act or process of applying preservation treatment to the Haslett Warehouse to maintain and retain the historic character of the Haslett Warehouse in accordance with the application of the Historic Preservation Certification Requirements and the Secretary of Interior’s Standards. Preservation Maintenance
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includes housekeeping and routine and cyclic work scheduled to mitigate wear and deterioration of the Haslett Warehouse without altering the historic character, protecting the condition of the Haslett Warehouse, repairing or replacing in kind broken or worn out elements, parts, or surfaces so as to keep the existing appearance and function of the site or structure, and emergency stabilization work necessary to protect damaged historic fabric from additional damage.

1.56.	“Preservation Plan” is a document that sets forth a plan, including a time schedule, for Preservation Maintenance, including, without limitation, Lessee’s ongoing compliance with the Historic Preservation Certification Requirements and the Secretary of Interior’s Standards.

1.57.	“Reconstruction” means the act or process, in accordance with the Secretary of Interior’s Standards pertaining to “reconstruction”, of accurately depicting by means of new construction, form, features, and detailing of a non-surviving site, landscape, building, or object for the purpose of replicating its appearance at a specific period of time and it is historic location.

1.58.	“Rehabilitation” means the act or process, in accordance with the Historic Preservation Certification Requirements and the Secretary of Interior’s Standards pertaining to “rehabilitation”, of returning a property to a state of utility through repair or alteration that makes possible an efficient contemporary use while preserving those portions or features of the property that are significant to its historical, architectural and cultural values. From and after the date that is ten (10) years after the Commencement Date, “Rehabilitation” following casualty or other damage or destruction may, at Lessor’s direction, include Restoration or Reconstruction of specific Historic Elements in accordance with the Secretary of Interior’s Standards.

1.59.	“Rent Roll” means a full and complete list of all sublessees of Lessee, if any, and for each sublessee, a full and complete description of sublease terms, including but not limited to term, annual rent, base rent, percentage rent, sublessee improvements, escalation clauses, concessions, inducements, options to renew, amendments to sublease, and any other information regarding subleases as Lessor may from time to time reasonably prescribe.

1.60.	“Restaurant Space” means that certain space comprised of approximately 4,550 square feet located on the ground floor of the Premises and shown on Exhibit D, as may be modified as reflected in Lessee’s final Design and Construction Documents for the Initial Lessee Improvements approved in writing by Lessor.
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1.61.	“Restoration” means the act or process in accordance with the Secretary of Interior’s Standards pertaining to “restoration”, of accurately depicting the form, features, and character of a property as it appeared at a particular period of time by means of the removal of features from other periods in its history and reconstruction of missing features from the restoration period.

1.62.	“Retail Space” means that certain space comprised of approximately 1,200 square feet located on the ground floor of the Premises and shown on Exhibit E, as may be modified as reflected in Lessee’s final Design and Construction Documents for the Initial Lessee Improvements approved in writing by Lessor.

1.63.	“Retained Space” means space located within the Haslett Warehouse that is not leased to Lessee and is reserved for use by Lessor. The Retained Space comprises approximately 9,565 square feet of the ground floor area within the Haslett Warehouse as measured from the interior surface of the finished walls and is a contiguous area beginning approximately at the Jefferson and Hyde Street corner of the building and extending across the bays of the building’s support grid fronting on Jefferson Street as shown on Exhibit B and continuing into the interior of the building on the lowest level along the Hyde Street wall of the building so as to encompass the requisite area in a generally rectangular shape. The outside entrance to the Retained Space shall be through an existing opening onto Jefferson Street. The Retained Space extends downward from the bottom of the finished surfaces of the ceiling above and extends no further downward than the top of the concrete floor slab. The Retained Space does not include the Vault.

1.64.	“Rooms Department Revenues” means all Gross Receipts, income, revenues, rents or economic benefit of any kind, whether in the form of cash, property or services, received by Lessee or Affiliates solely from the rental of guest rooms in the Premises other than Percentage Rental Exclusions. Rooms Department Revenues does not include Food and Beverage and All Other Department Revenues.

1.65.	“Schedule of Performance” means the Schedule of Performance attached as Exhibit G to this Lease.

1.66.	“Secretary of Interior’s Standards” means (a) the Secretary of Interior’s Standards for Historic Preservation codified in 36 C.F.R. Part 68; (b) the Secretary of the Interior’s Standards for the Treatment of Historic Properties, 1995; and (c) the Secretary’s Standards for Rehabilitation and Guidelines for Rehabilitating Historic Buildings (1990 revision).
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1.67.	“Street Encroachment Agreement” means that certain Street Encroachment Agreement with the City and County of San Francisco attached as Exhibit K to this Lease.

1.68.	“Substantial Completion” means the work of constructing the Initial Lessee Improvements, Alterations, or Preservation Maintenance, as applicable, is substantially complete and the constructed facility is operable as a usable facility.

1.69.	“Term” is as defined in Section 4 of this Lease.

1.70.	“Termination Date” means the Expiration Date or Final Expiration Date or such earlier date as this Lease is terminated pursuant to any provision of this Lease.

1.71.	“Trade Fixtures” means those items, or categories of items, whether owned or leased by Lessee, listed on Exhibit F of this Lease.

1.72.	“Transfer” means the direct or indirect, voluntary or by operation of law, sale, assignment, subletting, encumbering, pledge or other transfer or hypothecation of Lessee’s or any permitted assignee’s or sublessee’s interest in or rights with respect to the Premises or Lessee’s leasehold estate therein. Any sale or other transfer, including by consolidation, merger or reorganization, of a Controlling Interest in Lessee or any permitted assignee or sublessee, if such entity is a corporation, or any sale or other transfer of a Controlling Interest in the partnership interests of such entity, if such entity is a partnership, whether in a single transfer or in a series of related transfers, and whether directly or by sales or transfers of underlying partnership or corporate ownership interests, shall be deemed a Transfer. The term “Controlling Interest” as used in this Lease means, in the case of a corporate entity, an interest, beneficial or otherwise, of sufficient outstanding voting securities or capital of the Lessee, permitted assignee, or sublessee or related entity so as to permit exercise of managerial authority over the actions and operations of the Lessee, permitted assignee, or sublessee, of a majority of the Board of Directors of Lessee, permitted assignee or sublessee, and, in the instance of a partnership, limited partnership, joint venture, limited liability company, or individual entrepreneurship, beneficial ownership of the capital assets of Lessee, permitted assignee or sublessee so as to permit exercise of managerial authority over the actions and operations of Lessee, permitted assignee or sublessee. Notwithstanding the foregoing definition of “Transfer,” a “Transfer” shall not include any transaction in connection with the granting of an Assignment for Security or Leasehold Mortgage pursuant to Section 28.2 below (but excluding a foreclosure or giving of a deed in lieu of foreclosure thereunder). A foreclosure or the giving of a deed in lieu
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shall be deemed a “Transfer” and shall require Lessor’s prior written approval in accordance with Section 28.13.2 below.

1.73.	“Utility Areas” means the areas between the bottom of the slab over the Retained Space extending downward to the bottom of the finished surfaces of the ceiling of the Retained Space, together with such vertical areas immediately adjacent to the interior side of the exterior walls of the Retained Space and columns located therein and to and from the Vault, which locations are reasonably necessary for utilities serving the Premises. The location of any and all utilities serving the Premises within the Utility Areas shall be subject to Lessor’s prior written approval.

1.74.	“Vault” means that certain space comprised of approximately 115 square feet located on the ground floor along the interior wall of the Haslett Warehouse along Hyde Street as shown on Exhibit I. The Vault contains an electrical transformer and related electrical equipment which provides electricity to the Premises and the Retained Space.
2.	LEASE OF THE PREMISES
2.1.	Lease of the Premises
2.1.1.	In accordance with the powers granted by Congress, Lessor, for and in consideration of the rents, covenants and agreements herein contained on the part of Lessee, its heirs, successors and assigns, to be paid, kept and performed, hereby leases and demises to Lessee, and Lessee hereby hires from Lessor, upon and subject to the terms agreements, covenants, conditions and provisions of this Lease, the Premises, excepting and reserving unto Lessor:
(a)	the Retained Space;

(b)	nonexclusive easements in the Utility Areas as appurtenances to the Retained Space to use, operate, maintain, repair, reconstruct, replace, install, construct, and inspect Lessor’s utilities, such as lighting, alarm systems, electrical, and telecommunications, and facilities, and all necessary and proper lines, ducts, measuring devices, and other related apparatus and equipment in and through the Utility Areas and to and from the Vault; together with the right, at all reasonable times to access the Utility Areas and the Vault for the same;
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(c)	the right, at all reasonable times and for purposes other than mere inspection, upon reasonable prior notice under the circumstances, given at least thirty (30) days in advance where feasible (except in case of emergency), and subject to the rights of Lessee’s invitees in the Premises, to enter and to permit any Agency, public or private utilities and other persons to enter upon the Premises as may be necessary as determined in Lessor’s reasonable judgment for the purposes of (i) using, operating, maintaining, replacing, inspecting, and relocating any existing underground wells, water, natural gas, steam, storm, storm sewer and sanitary sewer lines, telephone and electric power lines, conduits and facilities, and flood control facilities; (ii) using, installing, operating, maintaining, renewing, replacing, inspecting, and relocating underground wells, water, natural gas, steam, storm, storm sewer and sanitary sewer lines, telephone and electric power lines, conduits and facilities, and flood control facilities required by Applicable Laws or mandated by governmental entities other than the National Park Service; or (iii) using, installing, operating, maintaining, renewing, replacing, inspecting, and relocating wells and other equipment as reasonably required for environmental monitoring or remediation purposes. No such facilities shall materially interfere with the use or stability of any building or improvement on the Premises. Lessee hereby waives any claims for damages for any injury or inconvenience to or interference with Lessee’s use and occupancy of the Premises, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by Lessor’s exercise of its rights under this Section 2.1(c);

(d)	the right, at all reasonable times and upon twenty-four (24) hours’ prior notice to Lessee (except in the case of emergency), and subject to the rights of guests in the Premises, in its sole discretion, but not the obligation, to enter and to permit any Agency to enter upon and to permit such investigation or testing on the Premises as are reasonably necessary in the opinion of Lessor. No such inspection or testing by Lessor shall materially interfere with the use or
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stability of any building or improvement on the Premises. Lessee shall establish procedures providing emergency access by Lessor to any secured areas within the Premises, which procedures shall comply with all Applicable Laws. Lessee hereby waives any claims for damages for any injury or inconvenience to or interference with Lessee’s use and occupancy of the Premises, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by Lessor’s exercise of its rights under this Section 2.1(d); and

(e)	the right to enter upon the Premises at any reasonable time for the purpose of inspection and inventory and when otherwise deemed necessary for the protection of interests of Lessor, and Lessee shall have no claim of any character on account thereof against Lessor or any officer, agent, or employee thereof. Lessor shall have the right to make, without prior notice thereof, annual inspections for compliance with public health and safety standards. Lessor may make follow-up inspections to ensure compliance therewith. Lessor retains the right to close the Premises when immediate danger to life or property is discovered on such inspections or follow-up inspections. To the extent feasible, Lessor will provide reasonable notice of such closure. Lessee hereby waives any claims for damages for any injury or inconvenience to or interference with Lessee’s use and occupancy of the Premises, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by Lessor’s exercise of its rights under this Section 2.1(e).

2.1.1.1.	Premises may be initially demised to Lessee with permitted uses authorized to others on the courtyard portion of the Premises adjacent to the Haslett Warehouse on the east side (“Courtyard Permits”). Upon the Commencement Date, Lessor will invoke the cancellation clause in the Courtyard Permits and will cause the property to be vacated. Once vacated, the courtyard portion of the Premises will be demised to the Lessee without being subject to such uses.
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2.1.2.	Lessor hereby grants to Lessee for the benefit of the Premises, subject to the other terms and conditions of this Lease, a nonexclusive easement appurtenant to the Premises for reasonable access through the Retained Space, for use by the Lessee, its employees, contractors, consultants, and agents, for the purposes of (a) the use, operation, maintenance, repair, reconstruction, replacement, installation, construction, and inspection of utilities, such as heating, air conditioning, water, waste, electrical, and telecommunications, and facilities, and all necessary and proper lines, ducts, valves, fittings, pumps, measuring and protective devices, and other apparatus and equipment in and through the Utility Areas, and (b) the use, operation, maintenance, repair, reconstruction, replacement, installation, construction, and inspection of electrical utilities and facilities, and all necessary and proper lines, ducts, fittings, measuring and protective devices, and other electrical apparatus in the Vault; together with the right, to access the Utility Areas and the Vault for the same; provided that (c) Lessee’s access rights granted hereunder shall be limited to all reasonable times and for purposes other than mere inspection, upon reasonable prior notice under the circumstances, given at least thirty (30) days in advance where feasible (except in the case of emergency), (d) shall be for a reasonably minimum period of time, and (e) Lessee’s use shall not unreasonably interfere with the use of the Retained Space or reduce or unreasonably impair the usefulness or function of the Retained Space or Lessor’s utilities located within the Utility Areas.

2.1.3.	This Lease is subject to all Applicable Laws including, but not limited to, all liens, encumbrances, restrictions, rights and conditions of law or of record or otherwise actually known to Lessee or reasonably ascertainable by inspection or survey.
2.2.	Reservation of Rights
2.2.1.	The privileges granted herein are further expressly subject to all existing easements, licenses, and rights-of-way.

2.2.2.	This Lease reserves to the Lessor the right to install, operate, and maintain a sign on the exterior of the Premises giving notice to the public of Lessor’s presence in the Retained Space. Such sign shall conform to
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Applicable Laws and be in accordance with the style and appearance of signage adopted by Lessee. Any signage or other items proposed to be placed on the exterior of the Premises by Lessor must be designed and installed in consultation with Lessee and shall be installed, maintained, and operated in such a manner as to not interfere with the operations of Lessee.

2.2.3.	Mineral Rights

Mineral rights to the land subject to this Lease are retained by the State of California, reserving all mineral deposits, as defined in Section 6407 of the Public Resources Code, together with the right to prospect for, mine, and remove such deposits.
2.2.4.	Nothing contained in this Lease shall give or be deemed to give Lessee an independent right to grant easements or other rights-of-way over, under, on, or through the Premises.
2.3.	Retained Space
2.3.1.	Lessor’s use of the Retained Space will be for public purposes such as a museum, display area, and visitor center and for similar public purposes related to the Park and the objectives of Lessor, including, without limitation, activities conducted by any cooperating association or convention and visitor’s bureau.
2.3.2.	Lessee shall (a) construct the building shell of the Retained Space as provided in Section 13 below as part of the Initial Lessee Improvements and pursuant to mechanical, electrical and plumbing (“MEP”) performance specifications submitted by Lessor to Lessee in accordance with the Schedule of Performance; and (b) use the Allowance to design and construct the interior of the Retained Space; provided that the cost of such design and construction of the interior of the Retained Space shall be limited to the extent of the Allowance. Prior to expenditure of the Allowance, Lessee shall obtain Lessor’s prior written approval for such expenditure. The allocation and expenditure of the Allowance for such design and construction shall be determined by Lessor in its sole discretion. Lessor shall complete the installation of the interior of the Retained Space as funds are available.
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Lessor hereby grants reasonable access to Lessee to the Retained Space for performance and completion of its obligations pursuant to this Section 2.3.2.

2.3.3.	Lessee, at Lessee’s sole cost and expense, shall engage an acoustical engineer as required to mitigate noise and vibration from the electrical transformer and other electrical equipment in the Vault and Lessee’s utilities in the Utility Areas so that such noise and vibration shall be reduced to levels appropriate to, and shall not materially interfere with, the use of the Retained Space pursuant to Section 2.3.1 above; provided that such mitigation shall be subject to Lessor’s prior written approval.
2.3.4.	Lessor shall perform maintenance in the Retained space in accordance with Applicable Laws. The visitor center within the Retained Space shall be operated and maintained consistent with the operation and maintenance standards established for the Bear Valley Visitor Center at Point Reyes National Seashore, Loomis Museum at Lassen Volcanic National Park, and Newhalem Visitor Center at North Cascades National Park.
2.3.5.	In the event Lessor ceases to require the use of the Retained Space for public purposes (described in Section 2.3.1 above) and subject to Applicable Laws, Lessee will be offered such space as an addition to Premises under the terms of the Lease and on terms compatible with the requirements of Lessor and at fair market value. Lessor shall not permit (a) the operation of a restaurant in the Retained Space; or (b) any use or operation of the Retained Space which generates excessive noxious odors or noise, such as a fast food restaurant or nightclub. Operations in the Retained Space for uses other than as a visitor center shall be commensurate with the Hotel Standard.
2.3.6.	Lessor and Lessee shall cooperate to facilitate and coordinate the interactions between the Retained Space and Premises. Exhibits in the Retained Space shall meet National Park Service standards for Exhibit Planning and Design and Exhibit Fabrication. In addition, all National Park Service Conservation Guidelines that relate to the preservation and exhibit; or of historical collections will be applied. Exhibits shall be maintained as required in National Park Service Servicewide Cyclic and
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Repair/Rehab Programs. The Bear Valley Visitor Center at Point Reyes National Seashore, Loomis Museum at Lassen Volcanic National Park, and Newhalem Visitor Center at North Cascades National Park are examples of visitor centers operating under these standards.

2.3.7.	Lessee shall (or shall cause to) install the heating, HVAC, plumbing and sprinklers serving the Retained Space and shall operate, maintain, repair, reconstruct, and replace any and all such utilities serving the Premises and the Retained Space. Lessor shall operate, maintain, repair, reconstruct, and replace any and all utilities serving solely the Retained Space. All utilities installed by Lessee serving the Retained Space shall be located within the Utility Areas as approved by Lessor. Lessor will pay directly to the providing utility for Lessor’s use of all utilities serving the Retained Space to the extent feasible, otherwise, if requested by Lessor, Lessee shall contract with the applicable utility provider to provide such utility service to Lessor; the rate per unit charged the Lessor for such service shall be approximately the average cost per unit of providing such service and Lessee shall bill Lessor monthly therefor. Lessor shall pay Lessee within thirty (30) days of receipt of the invoice for such utility service.
2.3.8.	Lessor shall permit Lessee and its agents, contractors and representatives to access the Vault through the Retained Space at reasonable times and for purposes other than mere inspection, upon reasonable prior notice under the circumstances, given at least thirty (30) days in advance where feasible (except in an emergency situation in which event no notice shall be required if not reasonably possible under the circumstances), for the purpose of inspecting, repairing, replacing, and maintaining the Vault and/or any equipment therein, and to perform Lessee’s obligations pursuant to Section 2.3.3 above. In connection with any such entry (except in the event of an emergency situation), Lessee shall (a) use reasonable efforts to minimize the interference with or disruption to the use and operation of the Retained Space; and (b) not exercise its rights of entry with unreasonable frequency. In any case where Lessee exercises its right to enter upon the Retained Space pursuant to this Section 2.3.8, Lessee shall, to the extent reasonably practicable, allow Lessor or its designee to
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accompany Lessee in the Retained Space while Lessee is present thereon.
3.	ACCEPTANCE OF THE PREMISES
3.1.	As Is Condition of the Premises
3.1.1.	Lessee expressly agrees to take the Premises and all improvements thereon in their existing “as is” condition and acknowledges that in entering into this Lease, Lessee does not rely on, and Lessor does not make, any express or implied representations or warranties as to any matters including, without limitation, the suitability of the soil or subsoil; any characteristics of the Premises or improvements thereon; the suitability of the Premises for the intended use; the likelihood of deriving trade from or other characteristics of the Park; the economic or programmatic feasibility of Lessee’s use and occupancy of the Premises; title to the Premises; Hazardous Materials on or in the vicinity of the Premises; or any other matter. Lessee will satisfy itself pursuant to Section 3.2 of this Lease as to such suitability and other pertinent matters by Lessee’s own inquiries and tests into all matters relevant in determining whether to enter into this Lease. Lessee hereby accepts the Premises in their existing condition, and hereby expressly agrees that if any remedial work, Preservation Maintenance, improvements or Alterations is required to conform the Premises to the requirements of Applicable Laws, Lessee shall, at its sole cost and expense, undertake and diligently prosecute to completion any such work except as expressly set forth in this Lease, provided, however that the provisions of this Section 3 do not modify the provisions of Section 22 below with respect to Pre-existing Hazardous Materials.
3.1.2.	Lessee understands and expressly agrees that Lessor’s approval of Design and Construction Documents and Lessor’s provision of the Certificate of Occupancy or Conditional Certificate of Occupancy or any Lessor approval of Lessee’s completion of Alterations, Building Maintenance, or Preservation Maintenance does not make nor imply any representation or warranty by Lessor that the Premises complies with all Applicable Laws.
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3.2.	Lessee’s Due Diligence

During the ninety (90) day period (the “Due Diligence Period”) commencing with the Commencement Date, Lessee shall conduct such investigations of the Premises and surrounding property as Lessee shall feel necessary to determine if the Premises are in a condition acceptable to Lessee, and whether Lessee can obtain adequate financing and professional and contracting services for the construction of the Initial Lessee Improvements and whether the environmental remediation of the Premises and surrounding property can be undertaken in a manner satisfactory to Lessee. During the Due Diligence Period and in accordance with the Schedule of Performance, Lessee shall submit to the State Historic Preservation Officer, and provide a copy to Lessor, of Lessee’s historic preservation certification application pursuant to 36 C.F.R. Part 67. Within ten days of receipt, Lessee shall provide to Lessor a copy of the certification of Rehabilitation determined by Historic Preservation Services, National Park Service, Washington, D.C. During the Due Diligence Period, Lessee shall be responsible for Lessee’s activities and those of Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee in conducting the necessary investigations and otherwise occupying or using the Premises and shall provide insurance coverage sufficient to fully protect, defend and indemnify Lessor from loss and damage. At any time during the Due Diligence Period, Lessee may, in its sole discretion, but only after performing the repair, replacement or restoration of any damage to Premises caused by Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee in compliance with all Applicable Laws and in accordance with the terms and conditions of this Lease, as a result of Lessee’s investigations, elect to terminate this Lease by giving Lessor a written notice of such termination, whereupon this Lease shall terminate. Upon such termination by Lessee, Lessor shall retain the payment made pursuant to Section 5.3.1 below and Lessee and Lessor shall have no further obligation to each other except that the indemnity provided in this Section 3.2 shall survive such termination.
3.3.	Lessor Removal of Hazardous Materials from Premises

Upon completion of the Due Diligence Period and absent Lessee’s termination of the Lease pursuant to Section 3.2 above, Lessor shall remove Lessor’s personal property from the Premises including, without limitation, stored Hazardous Materials such as cans of paint and similar items.
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4.	TERM
4.1.	Unless terminated sooner, the initial term of this Lease (“Term”) shall be for a period of fifty-seven (57) years, commencing on the date first above written (“Commencement Date”) and expiring on the last day of December 31, 2057 (“Expiration Date”) as extended to the Final Expiration Date or on such earlier date as this Lease may be terminated as hereinafter provided.
4.2.	Upon completion of Initial Lessee Improvements and issuance of a Certificate of Occupancy or Conditional Certificate of Occupancy, whichever occurs first, the Term shall be considered extended by an additional period equal to the time from the Commencement Date until the issuance of the certificate and expiring after the completion of such period (“Final Expiration Date”) or on such earlier date as this Lease may be terminated as provided hereinafter but in no event shall the Final Expiration Date be later than the last day of December 31, 2059.
5.	ANNUAL RENTAL, ONE TIME PAYMENTS, OTHER OBLIGATIONS TO LESSOR
5.1.	All payments due to Lessor under the terms of this Lease shall be payable at:

Regional Director, Pacific West Region U.S. Department of the Interior National Park Service 600 Harrison Street, Suite 600 San Francisco, California 94107
or at such other place or places as Lessor may designate in writing from time to time.
5.2.	Lease Year

The term “Lease Year,” is hereby defined as follows:
5.2.1.	The first Lease Year shall commence upon issuance of a Certificate of Occupancy or Conditional Certificate of Occupancy, whichever occurs first, and shall end on December 31 of that calendar year.

5.2.2.	Each subsequent Lease Year shall be a calendar year and shall commence on the January 1 following the expiration of the preceding Lease Year, and shall end on the December 31 thereafter, or on the last day of the Term, whichever occurs first.
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5.3.	One-Time Payments and Allowance
5.3.1.	As partial consideration for this Lease, Lessee shall pay to Lessor on the date that this Lease is first executed by the Lessor, in lawful money of the United States of America, without deduction or offset, the amount of One Hundred Thousand Dollars ($100,000).

5.3.2.	As partial consideration for this Lease, and in accordance with the Schedule of Performance, Lessee shall pay to Lessor or its designee, in lawful money of the United States of America, without deduction or offset, the amount of One Million Nine Hundred Thousand Dollars ($1,900,000).

5.3.3.	As partial consideration for this Lease, and in accordance with the Schedule of Performance, Lessee shall establish and manage a “Capital Account” and shall deposit the amount of Five Hundred Forty Thousand Dollars ($540,000) in lawful money of the United States of America, into such Capital Account. The funds in such Capital Account, including interest earned thereon (the “Allowance”), shall be used by Lessee solely for construction of the Retained Space in accordance with the terms and conditions of this Lease.
5.4.	Annual Rental

In addition to all other amounts and charges due under this Lease, Lessee shall and hereby agrees to pay to Lessor each Lease Year, in lawful money of the United States of America, without deduction or offset except as provided for in Section 33.7 below, an absolute net annual rental (“Annual Rental”), which rental shall be the sum total amount of the following: Base Rental including the CPI adjustment applicable and Percentage Rental and other charges due hereunder.
5.5.	Base Rental

In addition to all other amounts and charges due under this Lease, Lessee shall and hereby agrees to pay to Lessor each Lease Year, beginning with the first day following issuance of the Certificate of Occupancy or of a Conditional Certificate of Occupancy, whichever occurs first, as part of the Annual Rental a Base Rental (“Base Rental”) in the initial amount of One Million Dollars ($1,000,000) payable in equal monthly installments, of Eighty-Three Thousand Three Hundred and Thirty-Three Dollars and Thirty-Three cents ($83,333.33).
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5.5.1.	Adjustments to Base Rental

The Base Rental shall be subject to adjustment according to Sections 5.5.1.1 and 5.5.1.2 of this Lease. In no case shall the Base Rental, as a result of an adjustment be less than the Base Rental in effect immediately prior to such adjustment.
5.5.1.1.	Adjustment Schedule

CPI adjustments to the Base Rental shall be made every five (5) years during the Term with the first such adjustment to be made effective on the first day following the fifth anniversary of the issuance of the Certificate of Occupancy or Conditional Certificate of Occupancy, whichever occurs first. Such CPI adjustments as may be applicable for a partial month shall be remitted with the first full monthly payment due at the adjusted amount.

5.5.1.2.	CPI Adjustments
5.5.1.2.1.	The initial base for computing the CPI adjustment is the CPI published most immediately preceding the Commencement Date (“Beginning Index”). The CPI published most immediately proceeding the Adjustment Date in question (“Adjustment Index”) is to be used in determining the amount of the adjustment. If the Adjustment Index has increased over the Beginning Index, the Base Rental shall be set by multiplying the then-current Base Rental by a fraction, the numerator of which is the Adjustment Index and the denominator of which is the Beginning Index.

5.5.1.2.2.	If the CPI is changed so that the base year differs from that in
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effect when the Term commences, the CPI shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or revised.

5.5.1.2.3.	Notwithstanding the foregoing, any increase in Base Rental shall not exceed twenty percent (20%) of the initial annual Base Rental.
5.5.2.	Upon the determination of the new Base Rental, pursuant to CPI adjustments as set forth in this Lease, Lessor shall notify Lessee of such new Base Rental and such notification shall constitute an amendment to this Lease, as if such amendment were duly executed by the Parties.

5.5.3.	Base Rental shall be payable in twelve (12) equal monthly installments during each Lease Year, monthly in advance, on the first day of each calendar month, without offset or deduction, commencing on the first day following the issuance of the Certificate of Occupancy or Conditional Certificate of Occupancy, whichever occurs first. Should any Lease Year contain fewer than three hundred sixty-five (365) days or more than three hundred sixty-six (366) days, then the Base Rental for said Lease Year shall be computed on a daily basis at an amount equal to one/three-hundred-sixty-fifths (1/365) of the Base Rental, and paid monthly in advance, with any fractional calendar month paid at the beginning of the succeeding full calendar month.
5.6.	Percentage Rental
5.6.1.	In addition to all other amounts and charges due under this Lease, Lessee shall and hereby agrees to pay to Lessor
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as part of the Annual Rental a percentage rental (“Percentage Rental”) for the Premises, the Office Space, the Retail Space and the Restaurant Space for each Lease Year as follows:
5.6.1.1.	For the purposes of calculating Percentage Rental, Gross Receipts will be allocated into two categories in a manner consistent with the Uniform System. Percentage Rental Exclusions will be allowed. Percentage Rental will be determined based on the varying percentages allocated to the two categories. The categories are (a) Rooms Department Revenues, and (b) Food and Beverage and All Other Department Revenues. All Gross Receipts from the Premises excluding Rooms Department Revenues shall be included in Food and Beverage and All Other Department Revenues.

5.6.1.2.	Percentage Rental for Lease Years 1 to 5 is calculated as follows: (a) the sum of (i) a base amount equal to six percent (6%) of Rooms Department Revenues up to $13,563,200 (in 2000 dollars), plus (ii) four percent (4%) of Food and Beverage and All Other Department Revenues, plus (iii) eight percent (8%) of Rooms Department Revenues between $13,563.200 and $17,360,875 (in 2000 dollars), plus (iv) ten percent (10%) of Rooms Department Revenues over $17,360,875 (in 2000 dollars), minus (b) the amount of Base Rental payable by Lessee in any such Lease Year.

5.6.1.3.	Percentage Rental for Lease Years 6 to 38 is calculated as follows: (a) the sum of (i) a base amount equal to eight percent (8%) of Rooms Department Revenues up to $13,563,200 (in 2000 dollars), plus (ii) four percent (4%) of Food and Beverage and All Other Department Revenues, plus (iii) ten percent (10%) of Rooms Department
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Revenues between $13,563,200 and $17,360,875 (in 2000 dollars), plus (iv) twelve percent (12%) of Rooms Department Revenues over $17,360,875 (in 2000 dollars), minus (b) the amount of Base Rental payable by Lessee in any such Lease Year.

5.6.1.4.	Percentage Rental for Lease Years 39 to 48 is calculated as follows: (a) the sum of (i) a base amount equal to ten percent (10%) of Rooms Department Revenues up to $17,360,875 (in 2000 dollars), plus (ii) four percent (4%) of Food and Beverage and All Other Department Revenues, plus (iii) twelve percent (12%) of Rooms Department Revenues over $17,360,875 (in 2000 dollars), minus (b) the amount of Base Rental payable by Lessee in any such Lease Year.
5.6.1.5.	Percentage Rental for Lease Years 49 through the end of the Term is calculated as follows: (a) the sum of (i) a base amount equal to twelve percent (12%) of Rooms Department Revenues up to $17,360,875 (in 2000 dollars), plus (ii) four percent (4%) of Food and Beverage and All Other Department Revenues, plus (iii) fourteen percent (14%) of Rooms Department Revenues in excess of $17,360,875 (in 2000 dollars), minus (b) the amount of Base Rental payable by Lessee in any such Lease Year.
5.6.1.6.	The Rooms Department Revenues under Sections 5.6.1.2 through 5.6.1.5 of this Lease will be indexed to the CPI each year on the anniversary of the issuance of the Certificate of Occupancy or Conditional Certificate of Occupancy, whichever occurs first, and in the manner described in Sections 5.5.1.1 and 5.5.1.2 of this Lease.
5.6.2.	Although the Percentage Rental due shall be reconciled by calculation on a yearly basis, the Percentage Rental shall
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be payable in four (4) quarterly installments during each Lease Year, in arrears, due on the tenth (10th) day of April, July, October, and January, without offset or deduction except as provided for in Section 33.7 below, and with the first payment due on the tenth (10th) day of the first applicable quarter following the issuance of the Certificate of Occupancy or Conditional Certificate of Occupancy, whichever occurs first. Percentage Rental shall be calculated for quarterly payment based on the cumulative annual Gross Receipts for the applicable Lease Year. The total of such quarterly payments shall be adjusted at the end of each Lease Year as provided in Section 5.6.4 of this Lease.
5.6.3.	Within thirty (30) days after the end of each calendar quarter, Lessee shall furnish to Lessor a statement of Gross Receipts for each month of that calendar quarter. Each quarterly statement shall be signed and certified to be correct by Lessee or its authorized representative.
5.6.4.	At the end of each Lease Year, Lessee shall furnish to Lessor, in accordance with Section 7.2 of this Lease, the Annual Report, which report shall contain a certified report of Gross Receipts for such Lease Year. Promptly after Lessee’s submission of such Annual Report, the Parties shall make any adjustment necessitated by any deficiencies or overpayment in the monthly payments. If Lessee has not paid Lessor a sufficient Percentage Rental for the Lease Year, then Lessee shall pay any deficiency at the time of submittal of the Annual Report. If Lessee’s payments for the preceding Lease Year exceed the amount actually due to Lessor, the amount of the overpayment shall be credited to the next installment of Percentage Rental or other amounts next due under this Lease.
5.7.	Late Charges

Any unpaid Annual Rental or other amounts due from Lessee to Lessor shall bear interest from the date ten (10) days after the date due until paid at the Interest Rate. In addition, Lessee recognizes that late payment of any portion of the Annual Rental will result in administrative expense to Lessor, the extent of which expense is difficult and economically impracticable to ascertain. Lessee therefore agrees that if any payment of Annual Rental shall be overdue for ten (10) days beyond the date on which it is due and payable as provided in this Lease, an
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additional late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. Lessee agrees that such amount is a reasonable estimate of the expense to be suffered by Lessor as a result of such late payment by Lessee and may be charged by Lessor to defray such expense. In the event of nonpayment of interest or late charges on overdue Annual Rental, Lessor shall have, in addition to all other rights and remedies, the rights and remedies provided in this Lease and by Applicable Laws for nonpayment of rent.
5.8.	Lease not a Concession Authorization

This Lease encompasses all amounts due to Lessor for the rights to use the Premises and to conduct the operations authorized by this Lease. This Lease is not a concession contract and neither authorizes services for Park concession purposes nor requires concession-related payments or fees.
6.	IMPOSITIONS
6.1.	Lessee’s Obligation for Impositions
6.1.1.	In addition to Annual Rental and all other amounts and charges due under this Lease, Lessee covenants and agrees to bear, discharge and pay to the relevant Agency, in lawful money of the United States, without offset or deduction, as the same become due, before delinquency, all Impositions that may be assessed, levied, confirmed, imposed or become a lien upon the Premises or any part thereof that become payable from and after the Commencement Date until the later of (a) last day of the Term hereof, or (b) the last day Lessee has possession of the Premises.
6.1.2.	In addition, it shall be Lessee’s sole responsibility to apply for and prosecute any exemption from any Impositions that may be imposed from and after the Commencement Date, which Lessee shall pay if necessary and which shall be at no expense to Lessor. However, Lessor agrees to cooperate with Lessee’s reasonable requests to assist in any such application for exemption.
6.2.	Receipts

Lessee shall obtain and deliver to Lessor receipts or duplicate receipts or other satisfactory evidence of payment for all Impositions required to be paid by Lessee, promptly upon payment thereof in the case of any
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Impositions for which a failure to pay may result in a lien upon the Premises, and, in all other cases, upon request of Lessor.
7.	AUDIT AND RECORDS
7.1.	Books and Records

Lessee shall keep, or cause to be kept, true, accurate and complete records and double-entry books in accordance with generally accepted accounting principles, consistently applied, from which Lessor at all times can determine the nature and amounts of Gross Receipts, Rooms Department Revenues, Food and Beverage and All Other Department Revenues, Percentage Rental Exclusions by item, and Rent Roll. Without limitation of the foregoing, such records shall show all transactions relative to the conduct and production of Gross Receipts and the Rent Roll and such transactions shall be supported by documents of original entry. Lessee shall keep and make available to Lessor at all reasonable times, upon advance notice and during normal business hours, said books of account and records at a location within the limits of the City and County of San Francisco, California or at the Premises, for a period of five (5) years after the Lease Year to which they relate and thereafter in the event of litigation concerning the same until such litigation terminates in final judgment. Any such inspection shall be scheduled as soon as possible upon the request of Lessor during normal business hours at a mutually acceptable time and shall be undertaken so as to minimize, to the extent reasonably possible, any interference with the conduct of Lessee’s business. If at any time during the Term, said books, records and accounts prove inadequate to record Gross Receipts and the Rent Roll or provide other information in the detail required under this Lease, Lessee shall, upon the request of Lessor, procure and maintain such books, records and accounts as shall be of a character and form adequate for said purpose.
7.2.	Annual Financial Report

Lessee shall, at Lessee’s sole cost and expense, prepare or cause to be prepared and furnished to Lessor an Annual Report within ninety (90) days of the end of each Lease Year.
7.3.	Lessor’s Audit
7.3.1.	Upon prior notice and during normal business hours, Lessee shall provide Lessor access to those records relating to the Premises and Lessee’s use and occupancy of the Premises under this Lease that are necessary for the purpose of conducting an audit of such records to
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verify the calculation and payment of Percentage Rental for any of the three (3) preceding Lease Years.
7.3.2.	If it shall be determined by Lessor as a result of such audit that there has been a deficiency in the payment of any Percentage Rental for any Lease Year, then such deficiency shall become immediately due and payable and shall bear interest at the Interest Rate from the date the payment should have been made until paid. If such audit determines that there has been an overpayment of any rentals, such overpayment shall be credited against the next rents and charges due to Lessor under this Lease.
7.3.3.	If Lessee disputes the findings of the audit conducted by Lessor or if the amount of deficiency is estimated by Lessor to be greater than five percent (5%) of the amount due, then, at the requirement of the Lessor, upon prior notice and during normal business hours, Lessee shall provide Lessor access to those records relating to the Premises and Lessee’s use and occupancy of the Premises under this Lease that are necessary for the purpose of conducting an audit of such records by an independent certified public accountant to verify the calculation and payment of Percentage Rental for any of the three (3) preceding Lease Years. The accountant shall consult with both parties during the audit process.
7.3.4.	If it shall be determined as a result of such audit that there has been a deficiency in the payment of any Percentage Rental for any Lease Year, then such deficiency shall become immediately due and payable and shall bear interest at the Interest Rate from the date the payment should have been made until paid. If such audit determines that there has been an overpayment of any rentals, such overpayment shall be credited against the next rents and charges due to Lessor under this Lease.
7.3.5.	Should Lessor conduct an audit by an independent certified public accountant for the purposes of Section 7.3.3 above then Lessee shall reimburse Lessor in full for Lessor’s reasonable out of pocket payments for the audit by the independent certified public accountant if Lessee is found to owe additional sums to Lessor.
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7.4.	Access to Records
The Secretary of the Department of Interior and Comptroller General of the United States, or any of their duly authorized representatives, shall at any time up until the expiration of five (5) calendar years after the expiration of this Lease, have access to and the right to examine any of the Lessee’s pertinent books, documents, papers, and records, and such documents of any entity or person related to this Lease that are necessary to perform an audit and to verify Lessee’s compliance with the terms and conditions of this Lease.
8.	NET LEASE; NO COUNTERCLAIM OR ABATEMENT
8.1.	All amounts and charges due to Lessor under this Lease shall be absolutely net to Lessor and shall be paid without assertion of any counterclaim, offset, deduction or defense and without abatement, suspension, deferment or reduction except as provided for in Section 33.7 below. Under no circumstances or conditions, whether now existing or hereafter arising, and whether or not beyond the present contemplation of the Parties, shall Lessor be expected or required to make any payment of any kind whatsoever with respect to the Premises or be under any obligation or liability except as expressly set forth in this Lease.
8.2.	Except as otherwise expressly provided in this Lease, this Lease shall continue in full force and effect, and the obligations of Lessee under this Lease shall not be released, discharged or otherwise affected, by reason of: (a) any damage to or destruction of the Premises or any part thereof or any improvements thereon; (b) any restriction or prevention of or interference with any use of the Premises or the improvements or any part thereof; (c) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other proceeding relating to Lessor, Lessee or any constituent partner of Lessee or any sublessee or assignee or any action taken with respect to this Lease by a trustee or receiver, or by any court, in any proceeding; (d) any claim that Lessee or any other person has or might have against Lessor; (e) any failure on the part of Lessor to perform or comply with any of the terms, agreements, covenants, conditions and provisions in this Lease or of any other agreement with Lessee or any other person; (f) any failure on the part of any sublessee, Transferee, or other person to perform or comply with any of the terms of any sublease or other agreement between Lessee and any such person; or (g) any termination of any sublease or other agreement, whether voluntary or by operation of law.
8.3.	The obligations of Lessee under this Lease shall be separate and independent covenants and agreements except as otherwise expressly
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stated in this Lease. Lessee hereby waives, to the full extent permitted by Applicable Laws, all rights now or hereafter conferred by such Applicable Laws, to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any abatement, suspension, deferment, diminution in or reduction of any monetary payments payable to Lessor under this Lease.
9.	LESSOR NOT OBLIGATED TO PAY LESSEE EXPENSES
Lessor is not obligated by the terms of this Lease and does not agree to pay any expense or debt related to the obligations undertaken by or the operations conducted by the Lessee under the terms of this Lease. No provision of this Lease is intended to create such an obligation or agreement.
10.	USE OF THE PREMISES
10.1.	Use of the Premises
10.1.1.	During the Due Diligence Period, Lessee may use the Premises solely in the manner permitted in Section 3.2 of this Lease. Thereafter, provided Lessee has not terminated this Lease pursuant to Section 3.2 above, Lessee may use the Premises for the construction and operation of a hotel meeting the Hotel Standard, including guest rooms, reception and lobby areas, and uses customarily related to, or in connection with, providing hotel guests and invitees services such as storage, back of the house, health club, food and beverage services, conference space, and offices.
10.1.2.	Following the termination of the Due Diligence Period and provided Lessee has not terminated this Lease pursuant to Section 3.2 of this Lease, Lessee may use the Office Space for office uses and the Retail Space for retail uses. Such office uses and retail uses (including interior and exterior displays of merchandise and related signage) shall be commensurate with the operation of a hotel at the Hotel Standard.
10.1.3.	Following the termination of the Due Diligence Period and provided Lessee has not terminated this Lease pursuant to Section 3.2 of this Lease, Lessee may operate a restaurant and bar in the Restaurant Space commensurate with the operation of a restaurant and bar at the Hotel Standard.
10.1.4.	Lessee may amend or change the authorized uses for the Premises subject to the prior written approval of Lessor
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which approval or disapproval shall not be unreasonably withheld or delayed. Proposed changes of use of the Premises shall be approved unless Lessor determines, in the reasonable exercise of its discretion, such use to be inconsistent with Applicable Laws or with the objectives of the Lease including the potential for income to the Lessor.
10.1.5.	The Parties hereby acknowledge and agree that Lessee’s covenant that the Premises shall be used as set forth in this Section 10 is material consideration for Lessor’s agreement to enter into this Lease.
10.1.6.	Without limitation of the foregoing, or any other provision of this Lease, in no event shall the Premises be used for any purpose that is in violation of any Applicable Laws; that may be dangerous to life, limb, property or public health; that in any manner causes, creates, or results in a nuisance; that is of a nature that it involves substantial hazard, such as the manufacture or use of explosives, chemicals or products that may explode, or that otherwise harms the health or welfare of persons in the physical environment; or that results in any discharge of Hazardous Materials on the Premises in violation of Section 22 of this Lease, including but not limited to the disposing or discharging of such substances into, on or under the Premises.
10.2.	Operation of the Premises after Completion
10.2.1.	Lessee covenants that, upon completion of construction of Initial Lessee Improvements in accordance with the terms of this Lease, Lessee shall through the entire Term continuously and uninterruptedly operate the Premises as set forth in this Section 10 provided, however, that Lessee’s obligations to operate the Premises under this Section 10.2 shall be suspended during any period of Alterations, Preservation Maintenance, remediation of Hazardous Materials undertaken by Lessee pursuant to this Lease, and during periods of modification of sub-leased space for tenant use, all of the foregoing limited, however, to the portion of the Premises actually affected thereby and for such time as is reasonably required for such Alterations, Preservation Maintenance, remediation of Hazardous Materials undertaken by Lessee pursuant to this Lease, and modification of sub-leased space for tenant use and provided that Lessee complies with all other obligations under this Lease.
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10.2.2.	Further, Lessee’s obligation of continuous operation under this Section 10.2 shall also be suspended to the extent reasonably necessary during a transition in connection with a Transfer that has been approved by Lessor pursuant to Section 27 of this Lease, a change in the Approved Operator, or where such continuous operation is otherwise prevented by Force Majeure. All of the foregoing are limited to such time as reasonably required to promptly complete the necessary transition or change of Approved Operator or to resolve issues reasonably beyond Lessee’s control and are conditioned upon Lessee’s compliance with all other obligations under this Lease, including without limitation, payment of Annual Rental and any other costs and expenses to Lessor.
11.	LIMITATION ON EFFECT OF APPROVALS
All rights of Lessor to review, comment upon, approve, inspect or take any other action with respect to the Premises or the Retained Space, Initial Lessee Improvements, Building Maintenance, Preservation Maintenance or Alterations, or the design or construction thereof or the removal of and/or remediation of any Hazardous Materials, or any other matter, are expressly for the benefit of Lessor and no other party. No review, comment, approval, inspection, right or exercise of any right to perform Lessee’s obligations, or similar actions required or permitted by, of, or to Lessor under this Lease, or actions or omissions of Lessor’s employees or agents, or other circumstances shall give or be deemed to give Lessor any liability, responsibility or obligation for, in connection with, or with respect to, the design and construction of Initial Lessee Improvements or Alterations, Preservation Maintenance, Building Maintenance, or operation of the Premises or the removal and/or remediation of any Hazardous Materials on, in or from the Premises or other Park property by Lessee, nor shall any such approval, actions, information or circumstances relieve or be deemed to relieve Lessee of the sole obligation and responsibility for the design and construction of Initial Lessee Improvements and Alterations, Preservation Maintenance, Building Maintenance, and operation of the Premises and the removal and/or remediation of Hazardous Materials required under this Lease, if any, except as expressly provided in Section 22.7 of this Lease.
12.	CONSTRUCTION AND INSTALLATION APPROVAL
12.1.	Lessee shall not undertake any construction of Initial Lessee Improvements, Retained Space (exterior and interior), Alterations (other than Minor Alterations), Preservation Maintenance, or the installation of any equipment, Fixtures, Trade Fixtures or other facilities on the Premises (including temporary equipment or facilities) necessary for such Initial Lessee Improvements, Alterations (other than Minor Alterations), or Preservation Maintenance without the prior written
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approval of Lessor which approval shall not be unreasonably withheld or delayed. Construction of the Initial Lessee Improvements shall be undertaken in accordance with the Schedule of Performance and the terms and conditions of this Lease.
12.2.	Lessor acknowledges that as of the Commencement Date, the City and County of San Francisco does not have jurisdiction to enforce its building codes at the Premises because the Premises are owned by the Federal government and used for a Federal function. However, Lessor desires that all Design and Construction Documents meet the locally applicable standards, whether set by national or local codes.
12.3.	As part of the process of obtaining approval in accordance with Section 12.1 of this Lease, Lessee, at Lessee’s sole cost and expense, shall submit to Lessor (a) Design and Construction Documents for approval by Lessor, (b) a proposal for plan and construction review to meet the objectives of Section 13.2 below, (c) evidence of availability of financing for such construction, (d) evidence of insurance required pursuant to Section 23 of this Lease, and (e) other relevant data as may be reasonably required by Lessor. All material proposed changes or modifications to the approved plan of Initial Lessee Improvements, Preservation Maintenance or Alterations (other than Minor Alterations) must be approved by Lessor, which approval shall not be unreasonably withheld or delayed.
13.	DESIGN OF LESSEE IMPROVEMENTS, ALTERATIONS AND PRESERVATION MAINTENANCE
13.1.	Standards
13.1.1.	The Secretary of Interior’s Standards acknowledge four distinct but interrelated treatment approaches to protecting historic resources. Those approaches include preservation, Rehabilitation, Restoration and Reconstruction. The treatment approach that has been selected for the Premises is one of Rehabilitation as to the Initial Lessee Improvements. Lessee shall design Initial Lessee Improvements and the Retained Space in accordance with Applicable Laws and sound professional design practice for Rehabilitation of an historic property listed on the National Register of Historic Places, and in accordance with the requirements of this Lease and substantially in accordance with the preliminary schematic plans and documentation attached as Exhibit H, as may be modified in accordance with Lessee’s final Design and Construction Documents for the Initial Lessee Improvements as approved in writing by
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Lessor. In addition, Lessee shall design and construct the interior of the Retained Space in accordance with the General Management Plan and in accordance with the recommendations of a designer and/or an architect specializing in visitor center and museum exhibit design approved by Lessor.
13.1.2.	Lessee shall design Alterations and Preservation Maintenance in accordance with Applicable Laws and sound professional design practice for Rehabilitation of an historic property listed on the National Register of Historic Places, and in accordance with the requirements of this Lease.
13.2.	Design and Construction Monitor

The Design and Construction Monitor shall review Design and Construction Documents as they are developed and in their final form and certify in writing to Lessor that such Design and Construction Documents conform with the California Building Standards Code and local variations adopted by the City and County of San Francisco and are in compliance with all Applicable Laws, sound professional design practice for the type of project, and with the requirements of this Lease. The Design and Construction Monitor will monitor all construction of Initial Lessee Improvements, Alterations (other than Minor Alterations) and Preservation Maintenance on site as it proceeds and will certify in writing to Lessor that approved Design and Construction Documents and sound building practices are followed, that only acceptable changes in approved Design and Construction Documents in accordance with the requirements of or as otherwise permitted by this Lease are made, and that each such change is documented in “as-built” drawings required to be submitted to Lessor by the terms of this Lease.
13.3.	Design and Construction Documents
13.3.1.	All Design and Construction Documents shall be subject to the prior written approval of Lessor which approval shall not be unreasonably withheld or delayed.
13.3.2.	All Design and Construction Documents shall be prepared in accordance with standards and submittal requirements set forth in DO-10A, Guideline for Design and Construction Drawings, as may be modified from time to time by Lessor.
13.3.3.	In the preparation of Design and Construction Documents, Lessee shall review utility plans for the location of existing utilities that may be damaged by Lessee’s construction on
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the Premises and shall prevent such damage during the construction process and shall promptly repair any damage that does occur. All existing “as-built” utility plans will be furnished by Lessor showing the locations of all Lessor utilities in the relevant areas. Lessee shall obtain all other necessary utility plans from the appropriate public utility companies.
13.4.	Construction of Retained Space
13.4.1.	Retained Space — Building Shell

Construction of the Retained Space shall be undertaken in accordance with the Schedule of Performance and the terms and conditions of this Lease. In addition to the requirements of Sections 12 and 13 above, as part of Initial Lessee Improvements and at no cost or expense to Lessor, Lessee shall construct the building shell of the Retained Space, for use by the Lessor without charge. Such building shell construction shall consist of lead-based paint and asbestos remediation, abatement or removal, if necessary, a new concrete floor, brick wall Preservation Maintenance, timber beams and columns Preservation Maintenance (subject to Section 13.5 below), ceiling joists Preservation Maintenance, a demising wall partially of glass and with a connecting doorway to the Premises, electrical, plumbing, mechanical HVAC base amounts installed within the Utility Easements Areas up to the Retained Space in accordance with Lessor’s requirements, as submitted to Lessee pursuant to Section 2.3.2 of this Lease, seismic strengthening and similar items all to be completed at the same time as, in the same manner as, and within the process and following the requirements for Initial Lessee Improvements for such work in the Premises. Lessee shall continuously maintain and provide such improvements (other than Lessor’s utilities located within the Utility Areas) during the Term and in accordance with the requirements for Building Maintenance and Preservation Maintenance of the Premises included in this Lease. No part of the Allowance shall be used for completion of the work required under this Section 13.4.1.
13.4.2.	Retained Space — Restrooms, Drinking Fountains

Lessee, at its cost and expense, shall construct and install the finished restrooms and drinking fountains within and for
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the Retained Space, for use by the Lessor, its employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities in connection with the Retained Space. No part of the Allowance shall be used for completion of the work required under this Section 13.4.2. Such work shall include public men’s and women’s restrooms and drinking fountains, as well as an employee restroom and drinking fountain; the number of fixtures shall comply with applicable building codes. Lessor’s preferred number of fixtures is listed on Exhibit J. The design and location within the Retained Space of the restrooms and drinking fountains shall be as determined by Lessor and subject to Lessor’s prior written approval, which approval shall not be unreasonably withheld or delayed. Lessee shall perform such work in compliance with Applicable Laws.
13.4.3.	Retained Space — Other Interior

Improvements to the interior of the Retained Space are separate from the building shell work described in Section 13.4.1 above and shall be paid for by application of the Allowance pursuant to Section 2.3.2 of this Lease.
13.5.	Wooden Posts

Lessee shall minimize damage to any wooden posts holding up the floor areas of the Premises and Retained Space which require removal as part of the construction pursuant to this Lease and shall provide any wooden posts or other historic elements or materials which are removed and not otherwise needed for Preservation Maintenance of the Premises or Retained Space to the Superintendent of San Francisco Maritime National Historical Park or his or her designee.
13.6.	Copy of Contracts

Lessee shall, upon request, furnish Lessor with a true and correct copy of Lessee’s contracts with any architect, engineer, and any general contractor engaged in connection with this Lease for design and construction of any Initial Lessee Improvements, Alterations (other than Minor Alterations) or Preservation Maintenance.
14.	SUBMISSION OF EVIDENCE OF FINANCING; CLOSING OF FINANCING
14.1.	Prior to undertaking Initial Lessee Improvements, Preservation Maintenance or Major Alterations, Lessee shall submit to Lessor
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evidence satisfactory to Lessor that Lessee has a firm and binding commitment for any financing necessary for the construction of Initial Lessee Improvements, or Major Alterations, or any other maintenance or improvements the construction cost of which is greater than Five Million Dollars ($5,000,000) adjusted by the CPI since the Commencement Date to the year in which the construction begins, and the necessary Fixtures and Personal Property (“Financing Commitment”). Lessor shall approve the Financing Commitment upon satisfactory assurance that funds are available to complete the project to be undertaken. Lessor shall have the right to approve or disapprove the proposed lender thereunder if the proposed lender is to be other than a Bona Fide Institutional Lender. The requirement for a firm and binding commitment hereunder shall not preclude Lessee from submitting to Lessor preliminary finance documentation for Lessor’s review and comment.
14.1.1.	Any material conditions to the obligations of the Leasehold Mortgagee to fund the loan including, but not limited to, approval of title exceptions, the Premises, any survey, this Lease, and all Design and Construction Documents, shall be identified at the time of submittal to Lessor, in writing, and shall be subject to the prior written approval of Lessor.
14.1.2.	Lessor’s approval of such Financing Commitment shall not be unreasonably withheld or delayed. If the source of funds is a Bona Fide Institutional Lender, such source shall be considered to be a pre-approved Leasehold Mortgagee.
14.1.3.	If Lessor shall disapprove the Financing Commitment or the lender thereunder, Lessor shall do so promptly by written notice to Lessee stating the specific reasons for such disapproval. Lessee shall promptly obtain and submit to Lessor a new Financing Commitment. Lessor shall approve or disapprove any new Financing Commitment and the lender thereunder in the same manner.
14.1.4.	At the time of any request by Lessee to Lessor for approval of any Financing Commitment, Lessee shall also represent to Lessor in writing the amount of any equity financing to be used in the project and the source of those funds, and will provide satisfactory evidence that those equity funds are available for commitment to the purposes of this Lease.
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14.2.	Prior to the commencement of construction of Initial Lessee Improvements, or Major Alterations, or any other maintenance or improvements the construction cost of which is greater than Five Million Dollars ($5,000,000) adjusted by the CPI since the Commencement Date to the year in which the construction begins, and after Lessor’s approval of such construction as required by Section 12 of this Lease, Lessee shall close its loan under the approved Financing Commitment so that the resulting construction loan funds are available for such Initial Lessee Improvements, or Major Alterations, or any other maintenance or improvements the construction cost of which is greater than Five Million Dollars ($5,000,000) adjusted by CPI since the Commencement Date to the year in which the construction begins. Lessee shall furnish Lessor with satisfactory evidence that any loan funds combined with any equity funds Lessee shall have available are available as required in this Lease and that such funds constitute all of the funds necessary to complete the proposed Initial Lessee Improvements, or Major Alterations, or any other maintenance or improvements the construction cost of which is greater than Five Million Dollars ($5,000,000) adjusted by the CPI since the Commencement Date to the year in which the construction begins.
14.3.	Lessee shall deliver to Lessor true copies of all documents to evidence the Financing Commitment or other arrangements to provide for payment for work undertaken by Lessee. Such evidence shall be in a form and substance reasonably satisfactory to Lessor. Lessee shall provide Lessor with drafts of the Financing Commitment thirty (30) to sixty (60) days in advance of its approval by the lender, to the extent that such drafts are available to Lessee and the principal terms and conditions have been substantially agreed upon. Lessor shall use reasonable efforts to complete its review and notify Lessee of such approval or of the grounds for any disapproval within thirty (30) days from Lessor’s receipt of the final Financing Commitment and complete documentation in support thereof, unless Lessee shall have provided Lessor with drafts of the Financing Commitment thirty (30) to sixty (60) days in advance of the issuance of the Financing Commitment by the lender, together with complete documentation in support thereof, then Lessor shall use reasonable efforts to complete its review and notify Lessee of such approval or of the grounds for any disapproval within ten (10) business days from Lessor’s receipt of the final Financing Commitment.
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15.	CONSTRUCTION OF IMPROVEMENTS AND ALTERATIONS AND PRESERVATION MAINTENANCE
15.1.	Construction of Initial Lessee Improvements or Alterations
15.1.1.	If granted permission to proceed pursuant to Sections 12, 13, and 14 of this Lease, Lessee hereby agrees and covenants to commence and prosecute diligently, at Lessee’s sole cost and expense, the construction of Initial Lessee Improvements, Alterations (other than Minor Alterations) or Preservation Maintenance in accordance with Design and Construction Documents approved by Lessor, all in accordance this Section 15.

15.1.2.	It is a material part of the consideration to Lessor under this Lease that Lessee commence construction of Initial Lessee Improvements in accordance with the Schedule of Performance, that Lessee diligently pursue such construction until completion; and that Lessee complete the construction of Initial Lessee Improvements by no later than eighteen (18) months after the commencement of construction.

15.1.3.	Notwithstanding the foregoing, Lessee shall not be in default under this Section 15.1 in the event of an enforced delay in the performance of its obligations under this Section 15.1 due to Force Majeure provided that Lessee notifies Lessor in writing of the delay and of its reasonable estimate of the length of the delay. The purpose and intent of this provision is that, in the event of the occurrence of any such enforced delay, the time or times for performance of Lessee shall be extended for the period of the enforced delay, which period shall be determined by Lessor in the reasonable exercise of its discretion.
15.2.	All Initial Lessee Improvements, Alterations and/or Preservation Maintenance shall be performed by knowledgeable parties trained and experienced in the work to be done and all Initial Lessee Improvements and/or Alterations and/or Preservation Maintenance which so require shall be performed by licensed contractors who meet applicable California licensing, bonding and certification requirements.

15.3.	General Construction Requirements
15.3.1.	All Initial Lessee Improvements, Alterations and Preservation Maintenance shall be done at Lessee’s sole
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cost and expense. All construction and work shall be performed in a good and workmanlike manner. Lessee shall construct Initial Lessee Improvements, Alterations and Preservation Maintenance in accordance with all Applicable Laws, the Hotel Standard and all approved Design and Construction Documents and in accordance with this Section 15 and all other terms, agreements, covenants, conditions and provisions of this Lease. Lessee shall construct, install, and maintain equipment and any construction facilities on the Premises in a safe, thorough and reliable manner and in accordance with all Applicable Laws.

15.3.2.	Lessee shall not construct any Initial Lessee Improvements, Alterations or Preservation Maintenance outside the boundaries of the Premises and the Retained Space.

15.3.3.	Any material change in approved Design and Construction Documents or any material deviations in the actual construction of any Initial Lessee Improvements or Alterations (other than Minor Alterations) from approved design elements and all changes that affect Preservation Maintenance shall be subject to Lessor’s prior written approval which approval shall not be unreasonably withheld or delayed and which approval may be delegated in writing by Lessor to the Design and Construction Monitor or to the person or entity acting in that capacity. Lessor acknowledges that reasonable field adjustments will be necessary to the approved plans to accommodate unforeseen circumstances and that such changes may be made without specific approval of the Lessor, and Lessee agrees that such changes will be non-structural in nature, will not affect the Preservation Maintenance of the Premises or the Retained Space and will be reviewed as otherwise may be required by this Lease.

15.3.4.	Lessee shall prepare and maintain on the Premises on a current basis during construction, approved annotated Design and Construction Documents showing clearly all changes, revisions and substitutions during construction.
15.4.	Construction Completion Procedures
15.4.1.	Upon Substantial Completion of the construction of Initial Lessee Improvements, Alterations or Preservation
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Maintenance on the Premises or any part thereof, Lessee shall submit to Lessor a notice of such completion.

15.4.2.	Upon completion of construction of Initial Lessee Improvements, Alterations or Preservation Maintenance, Lessee shall deliver to Lessor evidence, satisfactory to Lessor, of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided in this Lease).

15.4.3.	On completion of the construction of Initial Lessee Improvements, Major Alterations or Preservation Maintenance, Lessee shall provide to Lessor a complete set of “as-built” drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features of Initial Lessee Improvements, Major Alterations or Preservation Maintenance, all in a format approved by Lessor.

15.4.4.	On completion of construction of Initial Lessee Improvements, Lessee shall provide Lessor with a complete written inventory of all Fixtures which inventory shall be subject to Lessor’s approval. In addition, Lessee shall provide Lessor with a written, updated list of such Fixtures at the time of completion of any Major Alterations or Preservation Maintenance.

15.4.5.	Lessor will issue a Certificate of Occupancy after Substantial Completion of Initial Lessee Improvements or Major Alterations subject to “punch-list” items and upon final review to its reasonable satisfaction of the certifications required of the Design and Construction Monitor pursuant to Section 13.2 of this Lease and of applicable construction documents, including all tests, inspections, progress reports, and other pertinent documents customarily required by the jurisdiction in which the Premises is located for the issuance of such a document. Lessor and Lessee shall coordinate and consult on final issues in advance of the completion of construction to enable Lessor to promptly issue the Certificate of Occupancy.
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15.4.6.	Lessor may issue a Conditional Certificate of Occupancy at the request of the Lessee and when construction of Initial Lessee Improvements or Major Alterations is completed to the point that Lessee can commence pre-opening operations without threat to life or safety. Lessor’s determination to issue, and issuance of, such Conditional Certificate of Occupancy by Lessor shall not be unreasonably withheld or delayed. Lessee may operate the Premises under a Conditional Certificate of Occupancy if the Conditional Certificate of Occupancy authorizes such operations and provided that all construction necessary for the safe operation of the Premises and the protection of the life and safety of all members of the public coming on the Premises has been completed, in accordance with all Applicable Laws and the terms of this Lease.

15.4.7.	In no event shall Lessee open the Premises to the public without either (a) the issuance of a Certificate of Occupancy or (b) the issuance of a Conditional Certificate of Occupancy.
15.5.	On Site Inspection
15.5.1.	Lessor shall be entitled to have on the Premises at any time during the hours of construction of Initial Lessee Improvements, Alterations or Preservation Maintenance an inspector(s) or representative(s) who shall be entitled, without materially interfering with Lessee’s work, to observe all aspects of the construction in, on, over or under the Premises. No inspection performed or not performed by Lessor under this Lease shall give or be deemed to give Lessor any responsibility or liability with respect to the work or the prosecution thereof or the design or construction of Initial Lessee Improvements, Alterations or Preservation Maintenance or constitute or be deemed to constitute a waiver of any of Lessee’s obligations under this Lease or be construed as approval or acceptance of the work or the prosecution thereof or the design or construction of Initial Lessee Improvements, Alterations or Preservation Maintenance.
16.	PERMITS AND APPROVALS
16.1.	Except as otherwise provided in this Lease, Lessee shall be solely responsible for obtaining, at its sole cost and expense, the approval of
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any Agency for any permit or other governmental action necessary to permit the activities under this Lease. Lessor, at no expense to itself, shall cooperate with Lessee to the extent reasonably required to obtain all such permits and approvals. Notwithstanding the foregoing, Lessee shall not submit to any person or entity, including any Agency, information regarding Lessor or Lessor’s lands without Lessor’s prior written approval, unless the communication of information is in response to a valid order by a court or Agency or to obtain a permit, approval or financing or is otherwise required to be released by law, in which case Lessee shall immediately provide Lessor with written notice of such order or requirement, identifying the specific information released. In addition, Lessee may release such information that is necessary for Lessee to obtain insurance, and upon release of such information, Lessee shall provide Lessor with written notice indicating what information was so released.

16.2.	Although Lessee’s operations will be conducted on Federal property, Lessee shall generally use and operate in the Premises as if subject to state and local ordinances in the same manner as if the Premises were not under Federal ownership. All permits normally required in the City and County of San Francisco shall be obtained by Lessee to the extent available and applicable and all Impositions otherwise payable shall be paid, solely at the expense of Lessee; it being understood that all building construction-related: (a) permits; (b) approvals (including approvals pursuant to the National Environmental Policy Act (“NEPA”) (including approvals in connection with the traffic management plan prepared by Lessee pursuant to Lessor’s requirements)); (c) inspections (made by or on behalf of Lessor); and (d) certificates; pertaining solely to the Premises will be issued by Lessor rather than by the city, county, state or other state and local officials. Notwithstanding the foregoing, to the extent that any construction activities associated with the construction of the Initial Lessee Improvements or any Alterations, Preservation Maintenance, or any repair and maintenance activities within, on or about the Premises, are located on or encroach upon non-federal property outside of the Premises or property over which Lessor does not have jurisdiction, for example, overhanging canopies, sidewalk cafes, curb cuts, temporary or permanent street or sidewalk closures, or the like, Lessee shall obtain at its sole cost and expense all necessary city, county, and/or state or other state and local permits, approvals, inspections and/or certifications pertaining to such activities.

16.3.	If Lessee is unable to obtain, for reasons beyond Lessee’s control, all Agency related approvals necessary for the operation of a hotel, restaurant, and related uses in the Premises, then Lessee shall notify the Lessor in writing of the specific approvals required and shall allow
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the Lessor thirty (30) days from the date of delivery of the notice to the Lessor for the Lessor to obtain or provide the necessary approvals. If the Lessor does not obtain or provide the necessary approvals within the thirty (30) day period, then the Lessee shall have the right to extend the time for Lessor to obtain such approvals or to terminate this Lease in accordance with Section 3.2 above.
17.	EXCAVATION, SITE, AND GROUND DISTURBANCE
Lessee shall conduct no mining or drilling operations; remove no sand, gravel or similar substances from the ground (except for foundation and utilities work); commit no waste of any kind; or in any manner change the contour or condition of the Premises or other Park property. Lessee shall give Lessor not less than thirty (30) days written notice of the scheduled commencement of any site and ground disturbance on or under any portion of the Premises. Written approval for excavation including, but not limited to environmental and archaeological clearances are required prior to any digging or excavation on the Premises.
18.	OWNERSHIP OF IMPROVEMENTS
18.1.	This Lease will vest in Lessee no property interest in the Premises or in the improvements or Fixtures thereon other than a leasehold interest. Title to real property and improvements and Fixtures thereon, including Initial Lessee Improvements, Alterations, Building Maintenance and Preservation Maintenance to Premises but excluding Trade Fixtures shall be and remain solely in Lessor.

18.2.	Lessor acknowledges that covenants which allow Lessor certain control and rights of approval over Personal Property items placed upon the Premises by Lessee are provided only to insure conformance with the terms of this Lease, but such covenants do not vest in, nor shall they be construed as vesting in Lessor an ownership interest in such items.

18.3.	Upon removal of Personal Property at any time during the Term or upon expiration of this Lease, Lessee shall (a) repair all damage caused by such removal at Lessee’s sole cost and expense and ensure that no safety hazard is created by such removal, (b) cause a neat appearance to remain in the area of removal, and (c) perform Preservation Maintenance of any damaged area of the Premises.

18.4.	Lessor and Lessee agree that sublessees of the Office Space, Retail Space and Restaurant Space will install personal property and/or trade fixtures related to their use of Premises and that the ownership, installation, and removal of such property by such sublessees shall be governed by the terms of the sublease between Lessee and its sublessee. At the termination of such subleases, Lessee shall, either at
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its own expense or at the expense of its sublessees, remove or cause the removal of any such personal property and trade fixtures and to the extent necessary or appropriate by reason of such removal, shall perform Preservation Maintenance or cause the Preservation Maintenance of the applicable portion of the Premises and Building Maintenance of any affected major building systems in the manner described in Section 34 of this Lease. Lessee shall repair all damage caused by such property removal in accordance with the terms of Section 18.3 above. Lessee shall cause any proposed installation, improvements or alterations of the Premises by sublessees to comply with the terms and conditions of this Lease.
19.	BUILDING MAINTENANCE AND PRESERVATION MAINTENANCE
19.1.	If this Lease is not terminated by Lessee at the termination of the Due Diligence Period pursuant to Section 3.2 of this Lease, in addition to Lessee’s other obligations pursuant to this Lease, Lessee shall, with due diligence, at its own cost and expense and without any cost or expense to Lessor: (a) promptly and continuously perform all Building Maintenance; (b) subject to the approved Preservation Plan promptly and continuously perform all Preservation Maintenance; (c) allow no nuisances to exist or be maintained thereon; and (d) not commit or permit waste upon the Premises.

19.2.	Lessor shall not be obligated to perform any Building Maintenance, Preservation Maintenance, Initial Lessee Improvements or Alterations of any kind whatsoever of or to the Premises and Lessee hereby expressly waives any right under any Applicable Laws that would otherwise permit Lessee to perform Building Maintenance, Preservation Maintenance, Initial Lessee Improvements or Alterations at Lessor’s expense.

19.3.	During the Term, Lessee shall schedule and perform Building Maintenance and Preservation Maintenance, and construct the Initial Lessee Improvements and Alterations reasonably expected to be necessary to the Premises so as to avoid deterioration, keep the Premises in good order, condition and repair, and to comply with all Applicable Laws and the Hotel Standard.

19.4.	During the last five (5) Lease Years, if Lessee becomes obligated by reason of this Lease or changes in Applicable Laws, to make or install any extraordinary capital improvements to the Premises that materially affect the building structure and building mechanical systems (for example, replacement of the entire roof, structural improvements affecting load-bearing walls or foundations, or installation of new mechanical systems servicing the entire Premises), with a then-anticipated recovery period for the cost exceeding the then-remaining
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Term, then Lessee shall notify Lessor of such requirements, the itemized cost and then-anticipated recovery period for such costs. For purposes of this Section 19.4, the anticipated recovery period shall be the shortest period permitted by the Internal Revenue Code, as amended.
19.4.1.	Lessor shall determine Lessee’s Share (as defined below)) and shall elect to: (a) terminate this Lease; (b) pay Lessor’s Share (as defined below) of the reasonable cost of such capital improvements on a pro rata basis as such costs are incurred; or (c) authorize Lessee in writing to offset against subsequent payments of Base Rental and Percentage Rental Lessor’s Share of the reasonable cost of such capital improvements; provided that if Lessor elects to terminate this Lease pursuant to Section 19.4.1(a), then Lessor shall notify Lessee in writing of its election to terminate and Lessee shall have thirty (30) days to notify Lessor in writing of Lessee’s determination whether Lessee shall pay Lessor’s Share in addition to Lessee’s Share for such capital improvements. If Lessee timely notifies Lessor of its election to make or install such capital improvements and to bear all costs, that is, pay Lessor’s Share plus Lessee’s Share, then Lessor’s termination of this Lease pursuant to Section 19.4.1(a) shall be deemed withdrawn and void ab initio, provided Lessee commences to make or install such capital improvements and to bear all costs, that is, pay Lessor’s Share plus Lessee’s Share, to Lessor’s reasonable satisfaction.

19.4.2.	If Lessor does not terminate the Lease pursuant to Section 19.4.1(a) above, if applicable, then if Lessee’s Share (as defined below) of the cost of such capital improvements exceeds Five Million Dollars ($5,000,000), which amount (as adjusted for increases in the CPI since the Commencement Date) shall be reduced to Four Million Dollars ($4,000,000) as of the date that is four (4) years before the then-scheduled expiration date of the Term, to Three Million Dollars ($3,000,000) as of the date that is three (3) years before the then-scheduled expiration date of the Term, to Two Million Dollars ($2,000,000) as of the date that is two (2) years before the then-scheduled expiration date of the Term, and to One Million Dollars ($1,000,000) as of the date that is one (1) year before the then-scheduled expiration date of the Term; then Lessee
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shall have, subject to Leasehold Mortgagee’s rights as specified in Section 28 of this Lease, the option to terminate this Lease.

19.4.3.	For purposes of this Section 19.4, “Lessee’s Share” means the portion of the reasonable cost equal to the ratio which the then remaining number of Lease Years (or fractional portion thereof) in the Term bears to the anticipated recovery period for the cost of such capital improvements as determined by Lessor, and “Lessor’s Share” means such reasonable cost less Lessee’s Share.
19.5.	Within thirty (30) days of the issuance of the Certificate of Occupancy, Lessee shall submit to Lessor for approval a Preservation Plan, which Preservation Plan shall, upon request by Lessor, be periodically amended during the Term.
20.	UTILITIES
Except as provided in Section 2.3.7 above, Lessee shall make all arrangements with appropriate utility providers and shall pay for all utilities furnished to or used at the Premises, including without limitation, gas, electricity, other power, water, cable, telephone and other communication services, sewage, garbage, service fees and Impositions thereon.
21.	COMPLIANCE WITH APPLICABLE LAWS; NEPA; NHPA
21.1.	General Compliance

Lessee, at Lessee’s sole cost and expense, shall promptly comply with all Applicable Laws. Lessee shall give Lessor immediate written notice of any notice of violation of Applicable Laws received by or on behalf of Lessee and, at its sole cost and expense, Lessee shall promptly rectify any such violation but shall retain the right to appeal any non-final rulings prior to taking any action.

21.2.	National Environmental Policy Act and National Historic Preservation Act

Where activities undertaken by Lessee require the preparation of compliance documents pursuant to the National Environmental Policy Act (“NEPA”) or the National Historic Preservation Act (“NHPA”), Lessee shall supply all necessary information to Lessor and any Agency in a timely manner. No construction or installation activities shall occur until all applicable NEPA and NHPA requirements have been met.
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22.	HAZARDOUS MATERIALS
22.1.	Lessor has furnished to Lessee copies of any and all reports Lessor has in its possession or has obtained in connection with the presence of Hazardous Materials on the Premises.

22.2.	Except as specifically permitted under Sections 22.8, 22.9, or 22.10 of this Lease, Lessee shall not, and Lessee shall ensure that Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term shall not bring, generate or otherwise use, handle, treat, store, sell, dispose of, discharge or release any Hazardous Material upon, about, beneath or from the Premises, except for limited quantities of standard office, personal care, and janitorial supplies containing chemicals categorized as Hazardous Materials brought, generated or otherwise used, handled, treated, stored, sold, disposed of, discharged and released in compliance with Applicable Laws and excepting those materials otherwise identified in this Lease to be part of the process of completion of Initial Lessee Improvements. All Hazardous Materials-related activities undertaken by Lessee, Affiliates, Lessee’s Agents, employees, guests, invitees, visitors, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term shall comply with all Applicable Laws. Lessee shall not, and Lessee shall ensure that Lessee’s Agents, Affiliates, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term shall not permit Hazardous Materials to be commingled with the Hazardous Materials of Lessor, if any. Lessee agrees to be responsible for timely acquisition of any permit(s) required for its Hazardous Materials-related activities, and shall provide to Lessor, upon request, inventories of all such Hazardous Materials and any supporting documentation, including but not limited to material safety data sheets, uniform waste manifest forms, and/or any other pertinent permits.

22.3.	If Lessee or Lessor become aware of, or reasonably suspect, or receive notice or other communication concerning (a) any actual, alleged or threatened violation of any Applicable Laws (i) by Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term and in connection with the Premises or (ii) from past or present activities of any person in connection with the Premises, or (b) of any liability of Lessee, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term for Environmental Damages in connection with the Premises, then such
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party shall deliver to the other party, immediately upon receipt of such notice or communication by Lessee, a written description of such alleged violation or liability together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Lessor to defend or otherwise respond to any such notification.

22.4.	Lessee shall, at its sole cost and expense, promptly take all actions required under Applicable Laws by any Agency to remedy damage to the Premises or neighboring property that arises directly or indirectly from or in connection with the presence, or release of any Hazardous Material introduced in or into the air, soil, surface water or ground water by Lessee’s, Affiliates’, Lessee’s Agents’, employees’, guests’, visitors’, invitees’, sublessees’, licensees’, and permittees’ and other persons’ or entities’ under the control of Lessee during the Term use of the Premises. Such actions may include but are not limited to the investigation of the environmental condition of the areas adversely affected (“Affected Property”) by Lessee’s breach of any of the provisions of this Lease, as well as the preparation and performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Affected Property. Lessee shall take all actions required under Applicable Laws and shall restore (such word being used as contemplated by environmental laws rather than historic preservation laws and regulations) the Affected Property to a condition substantially equal to that existing prior to the introduction of the Hazardous Materials upon, about, in, into, or beneath the Affected Property, in accordance with the standard of remediation imposed by Applicable Laws. (To the extent of such impacted conditions, those portions of any Affected Property that cannot be restored to substantially the pre-existing condition shall be restored in accordance with the standards or requirements imposed by Applicable Law to the degree deemed necessary or appropriate by the Agency with jurisdiction to enforce Applicable Laws.) Lessee shall proceed continuously and diligently with such investigatory and remedial actions and these actions shall be performed in accordance with Applicable Laws in a good, safe and workmanlike manner by one or more licensed and reputable contractors experienced in the conduct of remedial actions in areas containing significant natural and cultural resources or comparable experience. Such contractor shall not be an Excluded Contractor. Lessee shall pay all costs and expenses in connection with such investigatory and remedial activities chargeable to Lessee, including but not limited to the charges of such contractor(s), all power and utility costs, any and all taxes or fees that may be applicable to such activities, and all reasonable costs incurred by Lessor in connection with the monitoring or reviewing of such investigatory or
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remedial activities. Lessee shall promptly provide to Lessor copies of all unprivileged testing results and reports generated in connection with the aforementioned activities unless Lessor shall be made a party to such investigatory or remedial activities and in which case Lessee will provide Lessor with any and all such testing results and reports. Promptly upon completion of such investigation and remediation, Lessee shall remove all associated Personal Property, debris, materials and the like, to the reasonable satisfaction of Lessor.

22.5.	Lessor shall have the right, but not the obligation, at all reasonable times and, except in the case of emergency, following advance notice to Lessee, to enter upon the Premises, as may be necessary as determined by Lessor in its reasonable discretion, to conduct inspections and non-invasive tests of the Premises to determine whether Lessee is complying with all Applicable Laws, at Lessor’s sole expense. Lessor shall have the right, but not the obligation, to retain independent professional consultants to enter the Premises to conduct such inspections and to review any report prepared by or for Lessee concerning such compliance. Upon Lessee’s request, Lessor will make available to Lessee copies of all final reports and written data obtained by Lessor from such tests and investigations. Lessee expressly recognizes that it shall have no claim against Lessor for injury, loss, or other costs occasioned by any inconvenience to or interference with Lessee’s, Affiliates’, Lessee’s Agents’, employees’, guests’, visitors’, invitees’, sublessees’, licensees’, and permittees’ and other persons’ or entities’ under the control of Lessee during the Term use of the Premises as a result of Lessor’s exercise of the rights reserved to it under this Section 22.5 except to the extent such claims are covered by Federal law.

22.6.	In addition to all other indemnity requirements set forth in this Lease, and except as provided in Section 22.7 below, Lessee expressly agrees to indemnify, reimburse, defend save and hold harmless Lessor and Lessor’s Agents for and from any and all Environmental Damages as set forth in Section 25 of this Lease.

22.7.	This Lease does not create a separate obligation on the part of Lessee and in favor of Lessor to remediate Preexisting Hazardous Materials nor does it limit or expand the rights or defenses of Lessor or the Lessee with respect to such Preexisting Hazardous Materials. Consequently, the provisions of Sections 22.4 and 22.6 above shall not apply to Preexisting Hazardous Materials except to the extent that: (a) Lessee’s, Affiliates’, Lessee’s Agents’, employees’, guests’, visitors’, invitees’, sublessees’, licensees’, and permittees’ and other persons’ or entities’ under the control of Lessee during the Term negligence or willful
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misconduct causes an exacerbation or migration of such Pre-existing Hazardous Materials, or (b) Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term cause additional damage to the environment beyond such Preexisting Hazardous Materials due to a violation of any Applicable Laws regarding such Preexisting Hazardous Materials and, (c) except as specifically stated in Sections 22.8 and 22.9 below. This Section does not relieve Lessee of any obligation it might have with regard to third parties or any Agency by operation of Applicable Laws, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act.

22.8.	Lessee understands and acknowledges that the area and soils beneath the Premises are not leased to Lessee and may contain subsurface deposits of lead or lead slag resulting from prior use of the site for a lead smelting works between 1867 and 1885 and creosote associated with the preservation of the existing building substructure. Nothing in this Lease requires Lessor (or Lessee except as expressly stated herein) to remove or otherwise remediate (or otherwise incur any liability with respect to) creosote, lead or lead slag deposits, or other Hazardous Materials, that may underlie the Premises. However, whenever Lessee performs Preservation Maintenance and/or Building Maintenance, or constructs Initial Lessee Improvements and/or Alterations and/or makes an installation on the Premises or under the Premises and/or otherwise disturbs the area or soils beneath the Premises, Lessee shall comply with all Applicable Laws related to the removal or remediation of creosote, lead or lead slag deposits, or other Hazardous Materials, as applicable, and to the extent such material is removed in the course of such work, Lessee shall be designated as the generator and shall arrange for the removal of such amounts of creosote, lead or lead slag-laden soil, or soils containing other Hazardous Materials, as applicable, in compliance with Applicable Laws. Lessee shall arrange for such removal and disposal of such soil with appropriate licensed contractors, at Lessee’s sole cost and expense.

22.9.	Lessee understands and acknowledges that the Premises may contain asbestos and lead-based paint. Therefore, Lessee hereby agrees that, during the Term, any necessary costs of removal or remediation with respect to asbestos or lead-based paint in the Premises or in areas adjacent to the Premises for which access is necessary by Lessee in order to operate or maintain Premises shall be the responsibility of Lessee and Lessor shall not be responsible for such removal, remediation or costs associated therewith. Whenever Lessee performs Preservation Maintenance, Initial Lessee Improvements, Alterations,
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Building Maintenance, and/or installation on the Premises, Lessee shall comply with all Applicable Laws related to the removal or remediation of asbestos and lead-based paint. Nothing in this Lease shall be construed to require Lessee to remove asbestos or lead-based paint unless Applicable Laws require such removal.

22.10.	Lessee shall develop and implement management and remediation plans for asbestos and lead-based paint during any construction activities and for the ongoing Preservation Maintenance of the Premises. Lessee shall furnish a copy of such management and remediation plans to Lessor before construction of Initial Lessee Improvements and/or Alterations and annually as part of the Preservation Plan.

22.11.	Should Lessee fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Applicable Laws for a period of thirty (30) days (or such longer period of time as is reasonably required) after notice, then Lessor shall have the right, but not the duty, without limitation of any other rights of Lessor under this Lease on its own behalf or through its agents, consultants or contractors, to enter the Premises and perform the same. Lessee agrees to reimburse Lessor for the costs thereof and to indemnify Lessor for liabilities therefrom as set in Section 22.6 of this Lease.

22.12.	The provisions of this Section 22 shall survive any termination of this Lease. Section 23 of this Lease shall not limit in any way Lessee’s or Lessor’s obligations under this Section 22.
23.	INSURANCE
Lessee, at its sole cost and expense, shall procure and maintain in full force and effect the following insurance at all times during the Term, unless otherwise specified below:
23.1.	Property Insurance
23.1.1.	Commercial Property

Commercial property insurance insuring against perils equal to an “all risk” or ISO special causes of loss form and covering the Premises, including the finished Initial Lessee Improvements, Alterations and/or Preservation Maintenance, and Lessee’s Personal Property at full replacement cost (with like kind and quality/functional equivalent), together with, to the extent such coverage is available at Commercially Reasonable Insurance Rates, a “Difference in Conditions/Difference in Limits” endorsement or separate
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policy providing Historical Valuation Coverage in the amount of Two Million Dollars ($2,000,000) per occurrence. Lessor, to the extent of its interest, shall be an additional insured on the policy(ies). The property insurance shall include coverage for debris removal, demolition, building ordinance upgrades and shall have an agreed amount endorsement.

23.1.2.	Boiler and Machinery

Comprehensive boiler and machinery insurance insuring against loss caused by equipment breakdown or explosion of steam boilers, pipes and other objects, and covering consequential business interruption losses. Coinsurance shall not apply to the coverage. Lessor, to the extent of its interest, shall be an additional insured on the policy.

23.1.3.	Builder’s Risk

During construction Lessee or Lessee’s general contractor shall obtain and maintain builder’s risk insurance for the construction of the entire work authorized as the Initial Lessee Improvements, Alterations and/or Preservation Maintenance, naming as additional insureds the Lessor, Lessee, Lessee’s contractors, subcontractors and agents performing construction on the Premises. Such insurance shall be written on a completed value form. If the estimated completed value of the project changes during construction, the policy shall be endorsed to reflect the new estimated value. Such builder’s risk insurance shall insure against perils equal to a special causes of loss (“all risk”) form, and include coverage for earthquake, flood, and collapse, including collapse resulting from design error. Such insurance shall cover the entire work, materials and equipment used in connection with the work, work in transit and stored off-site, and temporary buildings. The builder’s risk insurance shall remain in effect until the earliest of: (a) the issuance of a Certificate of Occupancy by Lessor, (b) when all insureds under the policy agree it shall be terminated, (c) when final payment under the Construction Contract has been made, or (d) the date on which the insurable interests in the Premises of all insureds other than Lessor have ceased. At all times with respect to any portion of the Premises, either the insurance required by Sections 23.1.1 or 23.1.3 of this Lease shall be in effect.
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23.1.4.	Earthquake and Flood

Flood coverage and, to the extent such coverage is available at Commercially Reasonable Insurance Rates, earthquake coverage with limits as close to the full replacement cost of the Initial Lessee Improvements, Alterations and/or Preservation Maintenance, with like kind and quality/functional equivalent, together with, to the extent such coverage is available at Commercially Reasonable Insurance Rates, the “Difference in Conditions/Difference in Limits” endorsement or separate policy providing Historical Valuation Coverage in the amount of One Million Dollars ($1,000,000) per occurrence as required in Section 23.1.1 above. Lessor, to the extent of its interest, shall be an additional insured on the earthquake and flood policies required hereby.

23.1.5.	Business Income

Business income and extra expense coverage insuring against perils equal to a special causes of loss (“all risk”) form, covering a period of reconstruction and/or restoration of no less than two (2) years.

23.1.6.	Blanket Policy

The insurance required under this Section 23.1 may be part of blanket policies but only if the limits required herein will be available under such blanket policies for any event affecting the Premises.
23.2.	Liability Insurance
23.2.1.	Environmental Liability
23.2.1.1.	Contractor’s Pollution Legal Liability

Lessee shall maintain, or cause those of its contractors or agents who handle Hazardous Materials to maintain, contractor’s pollution legal liability insurance during the construction of the Initial Lessee Improvements, Major Alterations and Preservation Maintenance. Such insurance shall cover liability (to parties other than Lessee, Lessee’s Affiliates, and Lessee’s
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Agents) arising out of bodily injury and damage to and loss of use of property, clean-up costs, investigation and defense arising from acts or omissions for which Lessee is liable under Sections 22.4 and 22.7 of this Lease, and to the extent available at Commercially Reasonable Insurance Rates, shall not exclude claims arising out of lead, creosote, or asbestos. Lessor shall be an additional insured on such policy, to the extent that such coverage is available at Commercially Reasonable Insurance Rates.

23.2.1.2.	Environmental Professional Liability

Lessee shall maintain, or cause those of its contractors, consultants or agents who provide professional environmental services to maintain environmental professional liability insurance during the construction of the Initial Lessee’s Improvements, Major Alterations and Preservation Maintenance. The policy shall cover liability arising out of testing, monitoring, measuring and laboratory analyses, and to the extent available at Commercially Reasonable Insurance Rates, shall not exclude claims arising out of lead, creosote, or asbestos for which Lessee is liable under Sections 22.4 and 22.7 of this Lease.

23.2.1.3.	Hazardous Materials Disposal

Lessee shall ensure that any off-site disposal operator to which Lessee or Lessee’s contractors ship Hazardous Materials maintains and furnishes evidence of pollution legal liability insurance. In addition, Lessee shall maintain, or cause those of its contractors or agents who transport any Hazardous Materials to maintain on its automobile liability policy MCS-90 and CA 9948 endorsements, or the equivalent.
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23.2.2.	Commercial General Liability

Commercial general liability insurance and if necessary commercial umbrella liability with a limit of not less than $10,000,000 each occurrence and in the aggregate. The general liability policy shall be endorsed to provide that the aggregate limit applies separately to this location. The commercial general liability policy shall cover liability arising out of bodily injury, property damage, products and completed operations, personal and advertising injuries (as defined by the policy), innkeepers legal liability, police/security guard liability, and liquor liability if alcoholic beverages are served or sold on the Premises. Said policy shall cover the Lessor and Lessor’s officers, directors, and employees as additional insureds with respect to liability arising out of Lessee’s operations on the Premises and the ownership, maintenance and use of the Premises.

23.2.3.	Commercial Automobile Liability and Garagekeepers Legal Liability

Commercial automobile liability insurance covering owned, non-owned and hired automobiles (“any auto”) with limits of not less than $1,000,000 per accident. If applicable, Lessee shall also maintain garagekeepers legal liability coverage with a limit of not less than $1,000,000 each occurrence. Said policies shall cover the Lessor with respect to liability arising out of the Premises.
23.3.	Workers’ Compensation and Employer’s Liability
23.3.1.	Workers’ compensation insurance as required by applicable law.

23.3.2.	Employer’s liability insurance with limits no less than $1,000,000 for bodily injury by accident and $1,000,000 for bodily injury by disease.
23.4.	General Insurance Program Requirements
23.4.1.	Acceptable Insurance

All of the insurance required under this Lease and all renewals thereof shall be issued by companies admitted or approved to do business in the state of California, with a
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financial rating of at least A-VIII, as rated by the A.M. Best Key Rating Guide.

23.4.2.	Deductibles and Self-Insured Retentions

Any deductibles and/or self-insured retentions must be on Commercially Reasonable Insurance Rates, but shall not exceed Fifty Thousand Dollars ($50,000) per occurrence without Lessor’s prior written approval. Lessor shall not be responsible for any deductible or self-insured retention amount.

23.4.3.	Lessee’s Insurance is Primary

All of the insurance required under this Section 23 shall provide that it is primary and non-contributing with any insurance or self-insurance carried by Lessor.

23.4.4.	Severability of Interests

To the extent available at Commercially Reasonable Insurance Rates, the policies required by Sections 23.2.2 and 23.2.3 of this Lease on which Lessor is an additional or named insured shall contain a severability of interests with respect to Lessor as additional insured (or separation of insureds) provision. All of the policies required pursuant to Section 23.1 of this Lease and to which Lessor is an additional insured shall provide on such additional insured endorsement the same protection to Lessor that is provided to a mortgagee under a standard mortgagee’s clause, in that coverage as respects Lessor’s interest will not be invalidated or suspended due to acts of the named insured, except as noted in the standard mortgagee’s clause (438 BFU or equivalent).

23.4.5.	Notice of Cancellation

All policies required under this Section 23 of this Lease shall provide that coverage will not be cancelled or non-renewed except after a minimum of thirty (30) days prior notice to Lessor, or, in the event of nonpayment of policy premiums by Lessee, ten (10) days notice to Lessor.
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23.4.6.	Evidence of Insurance

Prior to the Commencement of Construction of the Initial Lessee Improvements, Lessee shall furnish Lessor with insurance certificates on ACORD forms, and within sixty (60) days after Commencement of Construction, certified copies of all insurance on which Lessor is a named insured, and along with copies of required endorsements, of other insurance required under this Section 23.

23.4.7.	Claims-Made Policies

Lessee’s or its contractors’ or agents’ liability insurance shall be on occurrence forms unless the required coverage is not available on occurrence form. If the liability policy is a claims-made policy, the retroactive date must precede the date of Commencement of Construction of the Initial Lessee Improvements, or the date of the commencement of operations insured under the policy, whichever is earlier. Continuous coverage must be maintained under the claims-made policy, or the insured must purchase an extended reporting period of no less than five (5) years, to the extent available at Commercially Reasonable Insurance Rates.

23.4.8.	Street Encroachment Agreement

Lessee shall include the City and County of San Francisco as an additional insured on the policies required pursuant to Section 23.2.2 and 23.2.3 above with respect to liability arising out of the Street Encroachment Agreement, and such insurance shall provide that it is primary and non-contributing with any insurance or self-insurance carried by the City and County of San Francisco.
23.5.	Waiver of Subrogation

Lessee hereby waives any and all rights of recovery against Lessor, and Lessor’s officers, directors and employees for any loss or damage to the extent these damages are insured by insurance carried by Lessee, and the insurance proceeds are actually received by the insured, including amounts within any insurance deductible or self-insured retention. Lessor hereby waives any and all rights against Lessee, its officers, directors, partners, members, employees, visitors, contractors, agents, and invitees for recovery for damages to the extent insured by the builder’s risk and other property insurance applicable to the construction
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activities on the Premises and the insurance proceeds are actually received by the insured.

23.6.	Lessee’s Contractors

Lessee shall be responsible for requiring that its contractors, all tiers of subcontractors, and vendors carry sufficient insurance, including, at a minimum workers’ compensation and commercial general liability.

23.7.	Changes in Insurance Requirements

All insurance required by this Section 23 shall be evaluated for adequacy by Lessor and Lessee not less frequently than every five (5) years from the Commencement Date and shall be re-evaluated by Lessor as a condition to all Major Alterations or reconstruction of or major repairs to the Haslett Warehouse; provided, however, that if Lessee or Lessor cannot agree upon the amounts, limits and deductibles of any insurance required pursuant to this Section 23, such amounts, limits and deductibles shall be subject to determination by alternative dispute resolution in accordance with the provisions of Section 33 below.

23.8.	No Premium Payments by Lessor

In no instance will Lessor be obligated to pay insurance policy premiums on the insurance required hereunder. The policies on which Lessor is a named insured shall provide that Lessor will not be obligated to pay insurance premiums.

23.9.	Availability of Policies

Lessee shall provide to Lessor (a) certified copies of all insurance policies required in this Section 23 as soon as practicable, and (b) copies of insurance binders for all insurance required in this Section 23 within ten (10) business days of Lessor’s written request for said copies.

23.10.	Lessee’s Failure to Comply

Lessee shall maintain and renew, as appropriate, all policies provided for in this Lease throughout the Term, and Lessee shall renew such policies before each such policy’s expiration date.

23.11.	Insurance Not Limit on Liability
23.11.1.	Lessee assumes full risk and responsibility for any inadequacy of insurance coverage.
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23.11.2.	No approval by Lessor of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Lessor of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible. By requiring insurance herein, Lessor does not represent that the stated coverage and limits will necessarily be adequate to protect Lessee, and such coverage and limits shall not be deemed as a limitation on Lessee’s liability under the indemnities granted to Lessor hereunder.

23.11.3.	Failure of Lessor to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Lessor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Lessee’s obligation to maintain such insurance.
23.12.	Increase In Hazards/Conflict with Coverage

Lessee shall not do anything, or permit anything to be done that would: (a) invalidate or be in conflict with the provisions of any insurance policies covering the Premises or any property located therein, or (b) result in a refusal by insurance companies of good standing to insure the Premises or other property in amounts required under this Lease.

23.13.	Performance and Payment Bonds
23.13.1.	Scope of Requirement

Lessee shall, during construction of all Initial Lessee Improvements, Alterations and or Preservation Maintenance, be responsible for, at its sole cost and expense, payment of all obligations arising under all contracts let in connection with the construction of Initial Lessee Improvements, Alterations and/or Preservation Maintenance (“Construction Contracts”) including but not limited to amounts for cost overruns, price increases, change orders, Force Majeure delays and the like, and for guarantees of performance and payment under such Construction Contracts, and payment in full of all claims for labor performed and materials supplied under such Construction Contracts. Any performance and payment bonds, if any, used by Lessee for these purposes shall be issued by an admitted surety company licensed to do business in the State of California.
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23.13.2.	Notice of Claim

Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Construction Contract, if any, the Lessee shall promptly furnish a copy of all pertinent documentation substantiating the request to Lessor.
23.14.	Lessor Review of Proposed Policies

To the extent then available to Lessee, at least thirty (30) days before the Commencement of Construction, Lessee shall provide to Lessor for its review and comment copies of all proposed insurance policies and endorsements required by this Section 23.
24.	DAMAGE OR DESTRUCTION
24.1.	No Termination; No Effect on Monetary Obligations

No loss or damage by fire or other causes resulting in either partial or total destruction of the Park, the Premises, the improvements or, any other property on the Premises shall, except as otherwise provided herein, operate to terminate this Lease. No such loss or damage shall affect or relieve Lessee from Lessee’s obligation to pay any monetary obligations under this Lease and in no event shall Lessee be entitled to any proration or refund of same and Lessee shall not be relieved or discharged from the performance and observance of any of the agreements, covenants and conditions herein contained on the part of Lessee to be performed and observed.

24.2.	Evaluation of Extent and Effect of Damage

Upon the occurrence of any event of damage or destruction to the Premises, the Trade Fixtures, the improvements or any portion thereof, Lessee shall promptly undertake to determine the extent of the same and the estimated cost and time to perform any necessary Building Maintenance and/or Preservation Maintenance of, or construct Initial Lessee Improvements or Alterations to, such property in accordance with the provisions of this Lease to repair, rebuild, or restore the damage or destruction. Lessee shall notify Lessor of its estimation of such cost and time as soon as is reasonably practicable but in no event later than ninety (90) days after the occurrence of the damage or destruction.
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24.3.	Damage or Destruction; Duty to Repair, Rebuild or Restore

If the Premises, the Trade Fixtures, the improvements or any portion thereof are damaged or destroyed at any time during the Term and this Lease is not terminated pursuant to and in accordance with the terms of this Section 24, Lessee, as promptly as reasonably practicable and with all due diligence, at its sole cost and expense, and in accordance with all Applicable Laws and the requirements of this Lease, shall repair, rebuild, or restore the damaged or destroyed portions of the Premises and such damaged or destroyed Fixtures and Personal Property necessary to operate the Premises for the purposes of this Lease. Lessee’s obligations pursuant to this Section 24.3 shall be performed in accordance with the provisions of Sections 12 through 16 and other applicable provisions of this Lease.

24.4.	Proceeds of Insurance

All insurance proceeds received by or payable to any Party with respect to such damage (except proceeds of insurance covering loss or damage of Lessee’s Personal Property and business interruption insurance), less actual costs and expenses incurred in connection with the collection thereof, shall be held by Lessee, or the Leasehold Mortgagee, if applicable, in an interest-bearing account, with all interest accrued thereon deemed proceeds in insurance for purposes of this Lease, and such proceeds shall be applied to the costs to perform any Building Maintenance and/or Preservation Maintenance, or construct Initial Lessee Improvements or Alterations of the Premises or the Fixtures, as the case may be and in accordance with all Applicable Laws and the requirements of this Lease to repair, rebuild, or restore the damage or destruction. Lessee, or the Leasehold Mortgagee, if applicable, shall pay any amount by which insurance proceeds received as a result of such damage or destruction, less the costs and expenses incurred in connection with the collection thereof, are insufficient to pay the entire cost to repair such damage or to carry out the obligations under Section 24.6 below. Notwithstanding the foregoing, if required by Lessor or the Leasehold Mortgagee, an insurance trustee mutually acceptable to Lessor and Lessee will hold and apply such proceeds in accordance with this Lease.

24.5.	Option to Terminate upon Damage or Destruction

In the event of any damage to or destruction of the Premises or the improvements or any portion thereof at any time during the Term, if (a) the time to repair, rebuild, or restore the Premises to substantially the same condition as existing immediately prior to such occurrence is reasonably estimated to exceed nine (9) months, or (b) the cost of such
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repair, rebuilding, or restoration exceeds the available proceeds of insurance (or, if greater, the proceeds that would have been available had insurance been maintained in accordance with the requirements of this Lease) by more than Five Million Dollars ($5,000,000), which amount (as adjusted for increases in the CPI since the Commencement Date) shall be reduced to Four Million Dollars ($4,000,000) as of the date that is four (4) years before the then-scheduled expiration date of the Term, to Three Million Dollars ($3,000,000) as of the date that is three (3) years before the then-scheduled expiration date of the Term, to Two Million Dollars ($2,000,000) as of the date that is two (2) years before the then-scheduled expiration date of the Term, and to One Million Dollars ($1,000,000) as of the date that is one (1) year before the then-scheduled expiration date of the Term; then Lessee shall have, subject to Leasehold Mortgagee’s rights as specified in Section 28 of this Lease, the option to terminate this Lease. Lessee shall not have the option to terminate this Lease in whole or in part or to surrender the Premises or any portion thereof pursuant to this Section 24 unless Lessee surrenders the Premises or portion thereof to Lessor free and clear of all occupancies, tenancies, subleases and liens, and otherwise in accordance with this Section 24.

24.6.	Election to Terminate; Lessee’s Obligation to Repair, Rebuild, or Restore Premises Upon Termination

Lessee shall exercise its right of termination pursuant to this Section 24 by giving written notice to Lessor within ninety (90) days after determination of the extent of damage and estimated cost to repair or replacement pursuant to Section 24.2 above. If Lessee elects to terminate this Lease pursuant to this Section 24, Lessee, at Lessee’s sole cost and expense (which may include, but shall not be limited to, insurance proceeds applied as set forth in this Section 24.6), and in accordance with all Applicable Laws, shall promptly demolish and remove all damaged property, except any property Lessor elects to retain on the Premises, and shall cause the Premises to be in a clean, safe and sightly condition free from rubble and shall remediate any Hazardous Materials to the extent required under Section 22 above and shall surrender the Premises to Lessor in accordance with the provisions of Section 34 below and free and clear of any and all occupancies, tenancies, subleases and liens. If this Lease is terminated pursuant to this Section 24.6, all proceeds of insurance payable with respect to such damage to, or destruction of the improvements and other property located on the Premises, after payment of actual costs and expenses of collection thereof, shall be applied to either the costs of such demolition and removal, and/or then to remediation required by Section 22 above, as directed by Lessor. Lessee shall, to the extent of any remaining
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insurance proceeds, repair or replace any improvements Lessor elects to retain on the Premises, in an amount not to exceed Five Hundred Thousand Dollars ($500,000 indexed for increases in the CPI since the Commencement Date); provided, however, that if there are no insurance proceeds available solely because such insurance coverage was not available at Commercially Reasonable Insurance Rates, Lessee’s obligations shall be limited to such demolition, removal and remediation and to the extent of any applicable insurance proceeds available. The balance, if any, of insurance proceeds shall be distributed as provided in Section 24.7 below. Lessee’s obligations under this Section 24 shall survive the termination of this Lease.

24.7.	Excess Insurance Proceeds
24.7.1.	If there are proceeds of insurance in excess of that required to perform the obligations required under this Section 24, upon receipt by Lessor of satisfactory evidence that the work of Building Maintenance, Preservation Maintenance, Initial Lessee Improvements or Alterations and construction required under this Section 24 has been fully completed and paid for in accordance with the terms and conditions of this Lease and that the last day for filing any mechanic’s or materialmen’s liens has passed without the filing of any, or if filed, any such lien has been released, any remaining amount of such proceeds of insurance shall be paid first to Lessee to discharge the outstanding balance of any Leasehold Mortgage, then to Lessee.

24.7.2.	In the event Lessee elects the option to terminate this Lease pursuant to Section 24.6 above, if there are proceeds of insurance in excess of that required to perform the obligations required under this Section 24, upon receipt by Lessor of satisfactory evidence that the work required under this Section 24 has been fully completed and paid for in accordance with the terms and conditions of this Lease and that the last day for filing any mechanic’s or materialmen’s liens has passed without the filing of any, or if filed, any such lien has been released, any remaining amount of such proceeds of insurance shall be paid first to Lessee to discharge the outstanding balance of any Leasehold Mortgage, then to Lessor and Lessee in accordance with their interest in the property immediately prior to the time of termination.
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24.8.	Emergency Repairs

If, after damage to or destruction of the Premises, or any part thereof, there is a substantial possibility that immediate emergency repairs (“Emergency Repairs”) are required to eliminate defective or dangerous conditions and to comply with all Applicable Laws, Lessee shall promptly undertake such Emergency Repairs after such damage or destruction as are necessary or appropriate under the circumstances to eliminate defective or dangerous conditions and to comply with all such Applicable Laws.

24.9.	CPI Adjustment

If Lessor at any time, but no more often than every three (3) years, believes that the dollar amounts stated in this Section 24 are insufficient for a prudent owner of property of the nature of the Premises, the dollar amounts shall be adjusted by an amount equal to the percentage of change in the CPI from the Commencement Date or from the last Lease Year in which such adjustment was made to the date of the adjustment.
25.	INDEMNITY
25.1.	Lessor assumes no liability for any damage to or destruction of the Premises, including improvements therein, or the Park, or Lessee’s Personal Property, or for personal injuries or death sustained in connection with or as a result of the use of the Premises by Lessee, Affiliates, Lessee’s Agents, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term.

25.2.	Lessee shall indemnify, reimburse, defend, save and hold harmless Lessor and Lessor’s Agents from and against any and all liability, claims, demands, damages, injuries, losses, penalties, fines, costs (including reasonable consulting fees and expert fees), causes of action, judgments, expenses and the like for any loss of third party’s business revenue or income, any loss or destruction of, or damage to, any real property or personal property to the extent owned by Lessor or a third party (excluding Lessor’s interest in the Premises, Trade Fixtures or Lessee’s Personal Property), or for the death of or injury to persons, of any nature whatsoever and by whomever made, that may arise out of or be incident to the use of the Premises by Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term or to the activities of Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee
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during the Term on the Premises, whether or not the same shall be occasioned by the negligence or lack of diligence of Lessee, Affiliates, Lessee’s Agents, employees, guests, visitors, invitees, sublessees, licensees, and permittees and other persons or entities under the control of Lessee during the Term, provided, however, that Lessee shall not be liable to the extent that the damages, expenses, claims or suits result from the willful acts or negligence of Lessor, provided further that Lessor shall be liable only to the extent such claims are specifically covered by Federal law. Lessee expressly acknowledges and agrees that it has an immediate and independent obligation to defend Lessor from any claim that actually or potentially falls within this Section 25, regardless of whether such allegation is, or may be, groundless, fraudulent or false. Such obligation to defend and indemnify shall arise at the time such claim is tendered to the Lessee by Lessor and shall continue until discharged through performance or judicial determination. To the extent of any conflict with this Section 25.2 and the indemnity provisions of Section 22 of this Lease, the indemnity provisions of Section 22 of this Lease shall control.

25.3.	Lessor and Lessor’s Agents shall be liable for acts and omissions related to this Lease only to the extent specifically covered by Federal law, including the Federal Tort Claims Act.

25.4.	This Section 25 shall survive any termination of this Lease. The provisions of Section 23 of this Lease shall not limit in any way Lessee’s obligations under this Section 25.
26.	LIENS
26.1.	No Power in Lessee to Create Lien on Lessor’s Interest

Lessee shall have no power to do any act or to make any contract that may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion, fee interest or other estate of Lessor or of any interest of Lessor in the Premises, except for such actions or contracts contemplated and taken in accordance with this Lease.

26.2.	Discharge of Liens by Lessee

Lessee shall not suffer or permit any liens known to Lessee to stand against the Premises, the improvements thereon, or any part thereof by reason of any work, labor, or services performed for or materials supplied to, or claimed to have been supplied to Lessee. If any such lien shall at any time be filed against the Premises, the improvements thereon, or any part thereof, Lessee shall cause the same to be discharged of record within sixty (60) days after notice to Lessee of filing
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the same, by either payment, deposit or bond, unless such lien shall be contested. If Lessee fails to discharge or contest such lien within such period and such failure shall continue for a period of fifteen (15) days after notice by Lessor, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due, by deposit in court, or by bonding. All amounts paid or deposited by Lessor for any of the aforesaid purposes, and all other expenses of Lessor and all necessary disbursements in connection therewith in defending any such action or in procuring the discharge of such lien, shall become due and payable forthwith by Lessee to Lessor upon written demand therefor.

26.3.	No Consent or Waiver by Lessor

Nothing in this Lease shall be deemed to be, or be construed in any way as constituting, the consent or request of Lessor, expressed or implied, by inference or otherwise, to any person, firm or corporation, for the performance of any labor or the furnishing of any materials for any Building Maintenance, Preservation Maintenance, Initial Lessee Improvements or Alterations of or to the Premises or any part thereof, or as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that might in any way give rise to the right to file any lien against Lessor’s interest in the Premises.
27.	TRANSFER AND SUBLETTING
27.1.	Transfer

Lessor is entering into this Lease in reliance on the particular and unique skills and reputation of Lessee, and Lessor would not enter into this Lease except for such particular and unique skills and reputation. Except as set forth in this Section 27, Lessee shall not make Transfers without the express prior written permission of Lessor.

27.2.	Lessee may make Transfers (other than the subleases pursuant to Section 27.7 below) without the prior written approval of the Lessor only if Kimpton Hotel and Restaurant Group, Inc. maintains a Controlling Interest in the operations conducted by Lessee on the Premises. Upon any such Transfer which does not change the Controlling Interest, Lessee shall notify Lessor in writing of any such Transfer to be made at least thirty (30) days prior to doing so and shall explain in writing the purpose of the Transfer.

27.3.	(a) After the fourth (4th) Lease Year, a Transfer (other than the subleases pursuant to Section 27.7 below) of the Controlling Interest of
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Kimpton Hotel and Restaurant Group, Inc. in Lessee may be made to an Approved Operator or to an entity with a management contract with an Approved Operator, which change in Controlling Interest shall require Lessor’s prior written approval.

(b) Lessor agrees to approve such Transfer upon demonstration to the reasonable satisfaction of Lessor that, (i) transferee shall have not less than a twenty percent (20%), equity investment in the project, as estimated by the appraiser for the first priority Leasehold Mortgagee financing the acquisition of the Project by the transferee; regardless if (A) the acquisition is being financed by a purchase money Leasehold Mortgage held by the transferor or an Affiliate thereof, securing an amount not exceeding the largest total amount of all Leasehold Mortgages in effect at any one time as previously approved by Lessor pursuant to Sections 28.5 and 28.7 of this Lease, or (B) the transferee acquires the project by taking subject to or assuming an existing Leasehold Mortgage(s); (ii) transferee is of good reputation; and (iii) either (A) transferee has had substantial and successful experience in the hotel business sufficient to qualify as an Approved Operator or (B) transferee has an Approved Operator with a firm commitment to be retained to operate the Premises and which Approved Operator is acceptable to Lessor and of good reputation.

27.4.	Transferee shall promptly reimburse Lessor for all reasonable costs incurred in connection with Lessor’s review of a Transfer.

27.5.	Provided that Lessor has consented to a Transfer in writing, upon such approved Transfer Lessee shall be released from its obligations hereunder which arise subsequent to the effective date of the Transfer to the extent of the interest of Lessee transferred and to the extent the transferee of the Transfer assumes, in writing, Lessee’s obligations under this Lease.

27.6.	With respect to proposed Transfers, as part of the written request for approval for a Transfer, Lessee shall furnish to Lessor the following information: (a) all instruments proposed to implement the transaction; (b) a statement as to the existence of any litigation questioning the validity of the proposed transaction; (c) a description of the hotel property management qualifications and financial background of the proposed assignee; (d) a description of the ownership structure and general business standing of the proposed assignee; (e) if the transaction may result in an encumbrance on the Premises, full particulars of the terms and conditions of the encumbrance; and; (f) such other information as Lessor may reasonably require. Lessor shall have the right to approve the form of any Transfer.
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27.7.	Office Space, Retail Space and Restaurant Spaces Subleasing
27.7.1.	Lessee may sublease the Office Space, Retail Space, and Restaurant Space provided Lessee shall give Lessor thirty (30) days prior written notice during which time Lessor shall approve or disapprove the proposed sublease.

27.7.2.	With respect to proposed subleases, as part of a written request for approval from Lessor as set forth in Section 27.7.1 above and without otherwise limiting the criteria upon which Lessor may withhold its consent to any proposed sublease, Lessee shall furnish to Lessor the following information: (a) evidence satisfactory to Lessor that the proposed sublessee’s use of the subleased Premises shall be in compliance with the terms and conditions of this Lease; (b) a copy of the proposed sublease with the proposed sublessee, which sublease shall be subject to, and the sublessee of such sublease shall be required to comply with, all of the terms, agreements, covenants, conditions and provisions of this Lease; (c) evidence satisfactory to Lessor of the proposed sublessee’s financial capacity to meet its commitments under the proposed sublease; and (d) demonstrates that any proposed sublease for Office Space and Retail Space are at market rental rate. Subleases so approved shall not serve to relieve Lessee from any liability or diminish any supervisory authority of Lessor as provided under this Lease.
27.8.	Approval Time, Etc.

Except as provided in Section 27 above, Lessor shall approve or disapprove any written request for approval of a Transfer or sublease which written request shall include all the evidence required under this Section 27 within forty-five (45) days from the date of receipt by Lessor of complete documentation supporting such written request. Lessor shall not unreasonably withhold or condition its approval of any Transfer or sublease. Any disapproval by Lessor shall set forth a written explanation of the grounds for such disapproval.

27.9.	This Lease shall be binding upon, inure to the benefit of, and be enforceable by transferees of a Transfer approved by Lessor. No rights shall inure to the benefit of any transferee of Lessee unless such transferee has been approved by Lessor in accordance with this Section 27.
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28.	LEASEHOLD MORTGAGES
28.1.	Additional Definitions. For purposes of this Section 28, the following terms shall have the meanings hereinafter set forth:
28.1.1.	“Assignment for Security” shall mean a transaction or transactions in which Lessee:
(i)	assigns all or any portion of its interest hereunder for the purpose of security (“Assignment”); and/or

(ii)	executes a deed of trust (“Deed of Trust”) with respect to all or any portion of its interest hereunder; and/or

(iii)	executes a mortgage (“Mortgage”) with respect to all or any portion of its interest hereunder; and/or

(iv)	sells and assigns and leases or subleases back all or any portion of its interest under this Lease, in connection with a refinancing transaction in which Lessee obtains debt, repayment of which is secured in whole or in part, or becomes an obligation in whole or in part incurred by Lessee in the transaction in which such sale, assignment and lease or sublease back is delivered or consummated. In the event that the Lessee enters into such a sale-leaseback or lease-leaseback transaction, the Lessee shall nonetheless remain fully responsible for all of its obligations under this Lease, even after completing the sale-leaseback or lease-leaseback transaction, until and unless it is otherwise released from liability in accordance with the provisions of this Lease. The use of such a transaction is permitted for refinancing purposes only, and not for the initial financing of the Initial Lessee Improvements. The other party in such a transaction will be treated as a Leasehold Mortgagee as defined in this Lease.
28.1.2.	“Leasehold Mortgage” shall mean the encumbrance created by and all of the instruments of encumbrance in connection with an Assignment for Security, including, without limitation, a Mortgage, Deed of Trust, Assignment, reassignment or other instrument regardless of the form of the transaction.
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28.1.3.	“Leasehold Mortgagee” shall mean the secured party under a Leasehold Mortgage regardless of the type of interest created in such secured party by the Assignment for Security under such Leasehold Mortgage.

28.1.4.	“Mortgaged Premises” shall mean Lessee’s interest under this Lease encumbered by a Leasehold Mortgage.
28.2.	Lessee may, subject to the requirements of this Lease, mortgage its interest in the leasehold estate created by this Lease and may grant a security interest in the Personal Property situated thereon by a Leasehold Mortgage. Lessee shall have the right, subject to the terms and conditions of this Section 28, to enter into Assignments for Security so long as Lessee (or a successor taking by assignment) remains liable, to the extent provided for in this Lease, for performance of all Lessee obligations hereunder. A Leasehold Mortgage shall cover no interest in any real property other than (a) Lessee’s interest in the Premises and the Trade Fixtures or some portion thereof, (b) any subleases thereon, and (c) any Personal Property of Lessee. With the exception of the rights expressly granted to Leasehold Mortgagees in this Lease, the execution and delivery of a Leasehold Mortgage shall not give a Leasehold Mortgagee any greater rights than those granted Lessee hereunder.

28.3.	Notwithstanding anything to the contrary set forth herein, any rights given hereunder to Leasehold Mortgagees shall not apply to more than two (2) Leasehold Mortgagees at any one time. Once a Leasehold Mortgagee is designated by Lessee, Lessee shall not designate different or additional Leasehold Mortgagees without the written consent of the Leasehold Mortgagee first designated, or the earlier termination of such Leasehold Mortgage. In the event that at any time there are more than two (2) Leasehold Mortgagees, Lessee shall notify Lessor in writing of the two (2) Leasehold Mortgagees to which such rights should apply.

28.4.	Amount and Purpose of Loan
28.4.1.	Except for Leasehold Mortgages permitted without Lessor’s permission pursuant to Section 28.6, at no time may the total of all Leasehold Mortgages on the Premises, as of the date that the latest Leasehold Mortgage is granted, exceed eighty percent (80%) of the total value of the Premises as estimated by the appraiser for the latest Leasehold Mortgagee at or about such time. The appraiser shall be a current member in good standing of either the American Society of Appraisers (“ASA”) or the Appraisal Institute (“MAI”), and shall also be a member of
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either the Counselors of Real Estate (“CRE”) or the International Society of Hospitality Consultants (“ISHC”), or their successor organizations. Promptly upon demand, Lessee shall cause a complete copy of such appraisal, together with all supporting documentation, to Lessor for determination of compliance with the terms and conditions of this Lease. Lessee shall bear all costs of any such appraisal.
28.4.2.	No Leasehold Mortgage will be approved by Lessor or will be entered into by Lessee that has a maturity date beyond the Term.

28.4.3.	From the date which is the termination of the Due Diligence Period until issuance of a Certificate of Occupancy or Conditional Certificate of Occupancy, a Leasehold Mortgage shall be made only for the purposes of:
(a)	short-term, interim or construction financing incurred to finance demolition and construction costs relating to the Premises and Fixtures, or to acquire and install the Personal Property and supplies;

(b)	interim, long-term or take-out financing of the completed development referred to in Section 28.4.3(a) above; or

(c)	long-term or permanent financing of the take-out loans referred to in Section 28.4.3(b) above.
28.4.4.	From the date of issuance of a Certificate of Occupancy a Leasehold Mortgage can be made for any purpose.
28.5.	Lessor to Approve Initial Leasehold Mortgage

The Lessor shall be provided with copies of the draft initial Leasehold Mortgage instruments prior to their execution and shall approve such draft Leasehold Mortgage instruments or shall make any objections within thirty (30) days from the date of the receipt of the complete documentation of the Leasehold Mortgage. Lessor shall review the drafts for the purpose of evaluating their conformity with this Lease, acceptability of the encumbrance instruments, and consistency with the Financing Commitment. Lessor shall have an additional five (5) business days to review and approve or disapprove any revisions to the final Leasehold Mortgage documentation made after the Lessee and
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Leasehold Mortgagee have negotiated the financing of the Initial Lessee Improvements, but prior to the scheduled closing of escrow of the initial Leasehold Mortgage.
28.6.	Lessor’s prior written approval shall not be required for refinancing, whether pursuant to foreclosure or otherwise, an amount not to exceed the largest amount of total Leasehold Mortgages in effect at any one time as previously approved by Lessor pursuant to Sections 28.5 and 28.7 of this Lease provided that the source of funds is a Bona Fide Institutional Lender. Lessee shall promptly provide Lessor notice of any such refinancing in accordance with Section 28.7 and Section 39 of this Lease.

28.7.	Lessor’s prior written approval shall be required for any refinancing that exceeds the total amount of all mortgage financing previously approved by Lessor to be in effect at any one time, or any financing from other than a Bona Fide Institutional Lender. Lessor shall be provided with copies of any such draft Leasehold Mortgage instruments prior to their execution and shall approve or shall make any objections to such draft instruments within thirty (30) days from the date of the receipt of the complete documentation of the Leasehold Mortgage. Lessor shall review the drafts for the purpose of evaluating their conformity with this Lease, acceptability of the encumbrance instruments, and consistency with the refinance commitment. Lessor shall have an additional five (5) business days to review and approve or disapprove any revisions to the final Leasehold Mortgage documentation made after the Lessee and Leasehold Mortgagee have negotiated the refinancing of the Leasehold Mortgage, but prior to the scheduled closing of escrow of the refinance of the Leasehold Mortgage.

28.8.	Lessee shall deliver to Lessor, promptly after execution by Lessee, a copy, certified by Lessee as a true copy, of any Leasehold Mortgage and any subsequent amendment, modification or extension thereof, together with the name and address of the owner(s) and holder(s) thereof.

28.9.	Lessee shall use good faith, commercially reasonable efforts to cause its Leasehold Mortgage documents to contain provisions permitting the disposition and application of the insurance proceeds and condemnation awards with respect to the Premises in the manner provided in this Lease. To the extent that Lessee is unsuccessful in so doing despite such efforts, insurance proceeds and condemnation awards shall be applied in accordance with the Leasehold Mortgage documents and the laws of the State of California (to the extent not otherwise addressed under federal laws).
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28.10.	Rights Subject to Lease.
28.10.1.	All rights acquired by a Leasehold Mortgagee under any Leasehold Mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights of Lessor hereunder, none of which covenants, conditions and restrictions is or shall be waived by Lessor by reason of the giving of such Leasehold Mortgage, except as expressly provided in this Lease or otherwise specifically waived by Lessor in writing.

28.10.2.	Notwithstanding any provision of this Lease to the contrary, including, but not limited to, those representing covenants running with the land, no Leasehold Mortgagee, including any such Leasehold Mortgagee who obtains title to the leasehold or any part thereof as a result of foreclosure proceedings or action in lieu thereof but excluding (a) any other party who thereafter obtains title to the leasehold or any part thereof from or through such Leasehold Mortgagee, or (b) any other purchaser at foreclosure sale (other than the Leasehold Mortgagee itself), shall be obligated by the provisions of this Lease to construct or complete the Initial Lessee Improvements or to guarantee such construction or completion; however, any Leasehold Mortgagee that acquires possession of the Premises, either directly or through a receiver, may construct and complete the Initial Lessee Improvements or such portion thereof that the Leasehold Mortgagee determines is necessary to protect the value of its security, provided, however, that nothing in this Section or any other Section or provisions of this Lease shall be deemed or construed to permit or authorize any such holder to devote the Premises or any part thereof to any uses, or to construct any improvements thereon, other than those uses or improvements provided or authorized in the Lease, as hereafter amended or extended from time to time.
28.11.	Required Provisions of any Leasehold Mortgage.
28.11.1.	Lessee agrees to have any Leasehold Mortgage provide:
(a)	that the Leasehold Mortgagee shall by registered or certified mail give written notice to Lessor of the occurrence of any event of default under the Leasehold Mortgage;
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(b)	that Lessor shall be given notice at the time any Leasehold Mortgagee initiates any foreclosure action.
28.12.	Notices to Mortgagee
28.12.1.	If Lessee shall have granted any Leasehold Mortgage and if the Leasehold Mortgagee thereunder shall have given to Lessor written notice substantially in the form provided in Section 28.12.2 below, Lessor shall give to Leasehold Mortgagee a copy of any and all notices of default or of the occurrence of an Event of Default from time to time given to Lessee by Lessor at the same time as and whenever any such notice shall thereafter be given by Lessor to Lessee, addressed to such Leasehold Mortgagee at the address last furnished to Lessor. No such notice by Lessor shall be deemed to have been given to Lessee unless and until a copy thereof shall have been so given to Leasehold Mortgagee. Any such notices to Leasehold Mortgagee shall be given in the same manner as provided in Section 39 of this Lease.

28.12.2.	The Leasehold Mortgagee under any Leasehold Mortgage shall be entitled to receive notices from time to time given to Lessee by Lessor under this Lease in accordance with Section 28.12.1 above provided such Leasehold Mortgagee shall have delivered a notice to Lessor in substantially the following form:
“The undersigned does hereby certify that it is a Leasehold Mortgagee, as such term is defined in that certain Lease entered into by and between the United States Department of the Interior, National Park Service acting through the Regional Director, Pacific West Region, an agency of the United States of America, as Lessor, and ______________________, as Lessee (the “Lease”), of Lessee’s interest in the Lease demising the parcels, a legal description of which is attached hereto as Exhibit A and made a part hereof by this reference. The undersigned hereby requests that copies of any and all notices from time to time given under the Lease to Lessee by Lessor be sent to the undersigned at the following address: _________________________.”
28.12.3.	The Leasehold Mortgagee shall be entitled to written notice by Lessor and Lessee of, and shall have the right to intervene in, any arbitration or other legal proceeding between Lessor and Lessee pertaining to this Lease or the rights, duties or obligations of the parties under this Lease.
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28.12.4.	Lessee shall not claim any offset against any amount owing to Lessor under this Lease without prior written notice and consent of each Leasehold Mortgagee whose consent is required pursuant to the terms of its Leasehold Mortgage.
28.13.	Leasehold Mortgagee’s Right to Cure.

If Lessee, or Lessee’s successors or assigns, shall mortgage this Lease in compliance with the provisions of this Section, then, so long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:
28.13.1.	In the case of any notice of default given by Lessor to Lessee and Leasehold Mortgagee in accordance with Section 28.12 above, the Leasehold Mortgagee shall have the same concurrent cure periods as are given Lessee under this Lease for remedying a default or causing it to be remedied, plus, in each case, an additional period of thirty (30) days after the later to occur of (i) the expiration of such cure period, or (ii) the date that Lessor has served a notice of default upon Leasehold Mortgagee, and Lessor shall accept such performance by or at the instance of the Leasehold Mortgagee as if the same had been made by Lessee; provided, however, if such default cannot reasonably be cured or remedied by the Leasehold Mortgagee within such additional thirty (30) day period, such cure period shall be extended (and no Event of Default shall be deemed to have occurred under this Lease) so long as the Leasehold Mortgagee commences the cure or remedy within such period, and prosecutes the completion thereof with diligence and dispatch, subject to Force Majeure and delays caused by foreclosure, bankruptcy or insolvency proceedings.

28.13.2.	Anything herein contained to the contrary notwithstanding, upon the occurrence of an Event of Default, other than an Event of Default due to a default in the payment of money or other default reasonably susceptible of being cured prior to Leasehold Mortgagee obtaining possession, Lessor shall take no action to effect a termination of this Lease if, within thirty (30) days after notice of such Event of Default is given to each Leasehold Mortgagee, a Leasehold Mortgagee shall have (a) obtained possession of the Premises (including possession by a receiver), or (b) notified Lessor of its intention to institute foreclosure
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proceedings or otherwise acquire Lessee’s interest under the Lease, and thereafter promptly commences and prosecutes such proceedings with diligence and dispatch (subject to Force Majeure and delays caused by bankruptcy or insolvency proceedings). Upon such a foreclosure or other acquisition of Lessee’s interest under the Lease, Lessor shall recognize such Leasehold Mortgagee, or any other foreclosure or trustee sale purchaser or recipient of any deed in lieu as Lessee hereunder (provided that such acquirer is not an Excluded Contractor) for a period of sixty (60) days following such foreclosure or other acquisition of Lessee’s interest under the Lease to obtain approval by the Director of the National Park Service as required under 36 C.F.R. Section 18.10(d) and Section 27 above for approval of a successor lessee and upon such approval, such successor lessee shall take Lessee’s interest in the Premises subject to all of the terms, agreements, covenants, conditions and provisions in this Lease and shall accept and agree in writing to be bound by all the terms and conditions of this Lease and assume Lessee’s obligations hereunder. A Leasehold Mortgagee anticipating acquisition of Lessee’s interest under the Lease may request prior approval by the Director of a proposed Transferee (including a Transfer to such Leasehold Mortgagee). A Leasehold Mortgagee, upon acquiring Lessee’s interest under this Lease, shall be required promptly to cure all other defaults then reasonably susceptible of being cured by such Leasehold Mortgagee. The foregoing provisions of this Section 28.13.2 are subject to the following: (i) no Leasehold Mortgagee shall be obligated to continue possession or to continue foreclosure proceedings, provided that it complies with the last sentence of this Section 28.13.2; (ii) nothing herein contained shall preclude Lessor, subject to the provisions of this Section, from exercising any rights or remedies under this Lease (other than a termination of this Lease to the extent otherwise permitted hereunder) with respect to any other Event of Default by Lessee during the pendency of such foreclosure proceedings; and (iii) such Leasehold Mortgagee shall agree with Lessor in writing to comply during the period Lessor forebears from terminating this Lease with such of the terms, conditions and covenants of this Lease as are reasonably susceptible of being complied with by such Leasehold Mortgagee. Notwithstanding anything to the contrary, including an
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agreement by Leasehold Mortgagee given under clause (iii) of the preceding sentence, Leasehold Mortgagee shall have the right at any time to notify Lessor that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such foreclosure proceedings have commenced, that it has discontinued them, and, in such event, the Leasehold Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Lessor, and, thereupon, Lessor shall be entitled to seek the termination of this Lease as otherwise herein provided. Upon any such termination, the provisions of this Section 28.13.2 shall apply.
28.13.2.1.	If the default of Lessee is with respect to construction of the Initial Lessee Improvements, nothing contained in this Section 28.13 or in any other Section or provision of this Lease shall be deemed to require, permit or authorize Leasehold Mortgagee, either before or after foreclosure or action in lieu thereof, to undertake or continue the construction or completion of the Initial Lessee Improvements beyond the extent necessary to conserve or protect the Initial Lessee Improvements or construction already made, without first (in its sole discretion) having expressly assumed Lessee’s obligation to Lessor by written agreement reasonably satisfactory to Lessor, to complete, in the manner provided in this Lease, the Initial Lessee Improvements on the Premises or the part thereof to which the lien or title of such Leasehold Mortgagee relates, and submitted evidence satisfactory to Lessor that it has the qualifications and financial responsibility necessary to perform such obligation.

28.13.2.2.	Upon assuming Lessee’s obligations to complete the Initial Lessee Improvements in accordance with Section 28.13.2.1 above, the Leasehold Mortgagee shall be required only to exercise due diligence in completion of the construction of the Initial Lessee
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Improvements but shall not be required to complete construction of the Initial Lessee Improvements within the dates set forth in Section 15 of this Lease.
28.13.2.3.	Any transferee of a Leasehold Mortgagee or any purchaser at a foreclosure sale other than a Leasehold Mortgagee shall be obligated to complete the Initial Lessee Improvements and exercise due diligence in the completion of the construction thereof, but shall not be required to complete construction of the Initial Lessee Improvements within the dates set forth in Section 15 of this Lease.

28.13.2.4.	Any assuming Leasehold Mortgagee or transferee properly completing such Initial Lessee Improvements shall be entitled, upon written request made to Lessor, to a Certificate of Occupancy from Lessor with respect to such Initial Lessee Improvements to the same extent and in the same manner as Lessee would have been entitled had Lessee not defaulted.
28.13.3.	In the event of the termination of this Lease prior to the expiration of the Term, except (i) by eminent domain, or (ii) as the result of damage or destruction as provided in Section 24 of this Lease, Lessor shall serve upon the Leasehold Mortgagee written notice that this Lease has been terminated, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Lessor. The Leasehold Mortgagee shall thereupon have the option to obtain a new Lease in accordance with and upon the following terms and conditions:
28.13.3.1.	Upon the written request of the Leasehold Mortgagee, within thirty (30) days after service of such notice that this Lease has been terminated, Lessor shall enter into a new lease of the Premises with the most senior Leasehold Mortgagee giving notice within such period; and
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28.13.3.2.	Such new Lease shall be entered into at the reasonable cost of the Leasehold Mortgagee thereunder, shall be effective as of the date of termination of this Lease, and shall be for the remainder of the Term and at the rent and upon all the agreements, terms, covenants and conditions hereof, including any applicable rights of renewal. Such new Lease shall require the Leasehold Mortgagee to perform any unfulfilled obligation of Lessee under this Lease which is reasonably susceptible of being performed by such Leasehold Mortgagee other than obligations of Lessee with respect to construction of the Initial Lessee Improvements, which obligations shall be performed by Leasehold Mortgagee in accordance with this Section 28.13.3. Upon the execution of such new Lease, the Leasehold Mortgagee shall pay any and all sums which would at the time of the execution thereof be due under this Lease but for such termination, and shall pay all expenses, including reasonable counsel fees, court costs and disbursements incurred by Lessor in connection with such defaults and termination, the recovery of possession of the Premises, and the preparation, execution and delivery of such new Lease.
28.13.4.	Effective upon the commencement of the term of any new Lease executed pursuant to this Section 28.13.4, all subleases then in effect shall be assigned and transferred without recourse by Lessor to Leasehold Mortgagee and all monies on deposit with Lessor which Lessee would have been entitled to use but for the termination or expiration of this Lease may be used by Leasehold Mortgagee for the purposes of and in accordance with the provisions of such new lease. Between the date of termination of this Lease and commencement of the term of the new lease, Lessor shall not (a) enter into any new subleases, management agreements or agreements for the maintenance of the Premises or the supplies therefor which would be binding upon Leasehold Mortgagee if
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Leasehold Mortgagee enters into a new lease, (b) cancel or materially modify any of the existing subleases, management agreements or agreements for the maintenance of the Premises or the supplies therefor, or (c) accept any cancellation, termination or surrender thereof without the written consent of Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed.
28.13.5.	Anything herein contained to the contrary notwithstanding, the provisions of this Section 28.13 shall inure only to the benefit of the holders of the Leasehold Mortgages which are permitted hereunder.

28.13.6.	No agreement between Lessor and Lessee amending, terminating or surrendering this Lease, or election by Lessee not to continue this Lease as provided for herein, shall be valid or effective without Leasehold Mortgagee’s written consent.

28.13.7.	No union of the interests of Lessor and Lessee herein shall result in a merger of this Lease in the fee interest, so long as any Leasehold Mortgage shall be unsatisfied.

28.13.8.	Anything herein contained to the contrary notwithstanding, no Leasehold Mortgagee, or its designee or nominee, shall become liable under the provisions of this Lease unless and until such time as it becomes, and then only for so long as it remains, the owner of the leasehold estate created hereby.
28.14.	Assignment by Leasehold Mortgagee

If a Leasehold Mortgagee shall acquire Lessee’s interest in this Lease as a result of a sale under said Leasehold Mortgage pursuant to a power of sale contained therein, pursuant to a judgment of foreclosure, through any transfer in lieu of foreclosure, or through settlement of or arising out of any pending or contemplated foreclosure, bankruptcy or insolvency action, or in the event a Leasehold Mortgagee becomes Lessee under this Lease or any new Lease obtained pursuant to this Section 28.13.4, such Mortgagee’s right thereafter to assign or transfer this Lease or such new Lease shall be subject to the restrictions of Section 27 of this Lease. In the event Leasehold Mortgagee subsequently assigns or transfers its interest under this Lease after acquiring the same by foreclosure or deed in lieu of foreclosure or subsequently assigns or transfers its interest under any new lease obtained pursuant to Section 28.13.4 above, and in
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connection with any such assignment or transfer, Leasehold Mortgagee takes back a mortgage or deed of trust encumbering such leasehold interest to secure a portion of the purchase price given to Leasehold Mortgagee for such assignment of transfer, then such mortgage or deed of trust shall be considered a Leasehold Mortgage, and Leasehold Mortgagee shall be entitled to receive the benefit and enforce the provisions of this Section 28 and any other provisions of this Lease intended for the benefit of the holder of a Leasehold Mortgage.
28.15.	Condemnation Proceeds

If more than one Leasehold Mortgagee should assert a right to condemnation or private sale proceeds payable to, or for the account of, Lessee, then subject to the terms of the applicable Leasehold Mortgage, Lessee’s share of the condemnation or private sale proceeds shall be distributed in accordance with the directions of the Leasehold Mortgagee whose Leasehold Mortgage constitutes the superior lien on the leasehold estate.

28.16.	Execution of Documents
28.16.1.	Lessor shall, upon request from Lessee, execute and deliver from time to time any agreement or document which may reasonably be deemed necessary to implement the provisions of this Section 28, provided that subordination of Lessor’s fee interest shall not be required.

28.16.2.	Subject to the conditions set forth below, Lessor and Lessee shall cooperate to include in this Lease by suitable amendment from time to time any provision which may reasonably be requested by any proposed Leasehold Mortgagee for the purpose of implementing the mortgagee protection provisions contained in this Lease and allowing such Leasehold Mortgagee reasonable means to protect or preserve the lien of the Leasehold Mortgage or to avoid the impairment of its security on the occurrence of a default under the terms of this Lease.

Lessor and Lessee each agree to execute and deliver (and to acknowledge, if necessary, for recording purposes) any agreement reasonably necessary to effect any such amendment; provided, however, that any such amendment shall not, except as specifically provided in this Lease, in any way:
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(a)	affect the Term, require the subordination of Lessor’s fee simple title or reversionary interest, or affect the Annual Rental and other monetary obligations under this Lease, nor

(b)	otherwise in any material respect adversely affect any rights or obligations of Lessor or its mortgagee under this Lease.
28.16.3.	Lessee shall reimburse Lessor for all reasonable fees, including non-affiliate attorneys’ fees, up to One Thousand Dollars ($1,000) incurred by Lessor in connection with any agreement or document which Lessor is requested to execute pursuant to this Section 28.16.
29.	TRANSFER BY LESSOR
29.1.	Lessor shall have the right to transfer any or all of its rights and obligations under this Lease. This Lease shall not be affected by any such transfer, and Lessee agrees to attorn to the purchaser or transferee.

29.2.	If this Lease is transferred by Lessor, Lessor will, as a condition of such transfer, cause the transferee to recognize Lessee’s and any Leasehold Mortgagee’s rights hereunder.

29.3.	In the event of any transfer of Lessor’s interest in and to the Premises, Lessor, subject to the provisions hereof, (and in case of any subsequent transfers, the then transferor) will automatically be relieved from and after the date of such transfer of all liability with regard to the performance of any covenants or obligations on the part of Lessor (or such transferor, as the case may be) contained in this Lease thereafter to be performed, but not from liability incurred by Lessor (or such transferor, as the case may be) on account of covenants or obligations to be performed by Lessor (or such transferor, as the case may be) hereunder prior to the date of such transfer.

29.4.	If this Lease is assigned to any person or entity other than another department or agency of the United Stated Government, Lessor, to the extent feasible, shall notify Lessee at least sixty (60) days prior to such assignment. Upon such notification, Lessee may make recommendations as to amendments to this Lease that would delete those portions of the Lease that have been included in the Lease because of Lessor’s status as an instrumentality of the United States Government and replace those provisions with provisions that are reasonably and customarily used with hotel ground leases for urban
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properties similar to the Premises and appropriate given the circumstances of the proposed assignment. Such amendments may be made as part of the assignment to the extent they are, in the opinion of Lessor, appropriate and reasonable and customary and do not otherwise alter the relationships between the parties.
30.	RIGHT TO ESTOPPEL CERTIFICATES
Each party, within twenty (20) days written request from the other party, shall execute and deliver to the other party, in reasonable form, a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of Annual Rental, the Base Rental, and Percentage Rental, the dates to which the Annual Rental has been paid in advance, and the amount of any security deposits or prepaid rent and such other matters as may be reasonably or customarily requested.
31.	DEFAULTS
31.1.	The occurrence of any one or more of the following events shall constitute an “Event of Default” under the terms of this Lease (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which has or might have the effect of preventing Lessee from complying with the terms of this Lease):
31.1.1.	Lessee shall fail to pay any Annual Rental when due to Lessor subject to Lessee’s right to cure within fifteen (15) days after notice by Lessor of such failure to pay;

31.1.2.	Lessee shall fail to perform or comply with any other term hereof, and such failure shall continue beyond the applicable cure period, if any, or, if none, for more than thirty (30) days after notice thereof from Lessor, or if such default cannot reasonably be cured within such thirty (30) day period, Lessee shall not within such period commence with due diligence and dispatch the curing of such default, or having so commenced, shall thereafter cease, fail or neglect to prosecute or complete with diligence and dispatch the curing of such default;

31.1.3.	the filing by or against Lessee of any proceedings under any state or Federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whether for liquidation or reorganization, which proceedings if filed against Lessee are not dismissed or stayed within sixty (60) days;
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31.1.4.	the entry of an order for relief against Lessee under any bankruptcy or reorganization case;

31.1.5.	the appointment of a receiver, trustee or custodian of all or any part of the property of Lessee which appointment with respect to Lessee is not dismissed within sixty (60) days; provided, however, that the appointment of a receiver pursuant to the exercise by a Leasehold Mortgagee of its rights under a Leasehold Mortgage shall not be an Event of Default hereunder;

31.1.6.	the assignment of all or any part of the property, if any, of Lessee for the benefit of creditors;

31.1.7.	the failure of Lessee to give written notice to Lessor of Lessee’s intention to commence proceedings under any state or Federal insolvency, bankruptcy or any comparable law that is now or hereafter may be in effect, whether for liquidation or reorganization, at least thirty (30) days prior to the commencement of such proceedings;

31.1.8.	a writ of attachment or execution is levied on this Lease which is not released within thirty (30) days;

31.1.9.	the Premises are abandoned or cease to be used for the uses permitted hereunder, which abandonment or cessation is not cured within thirty (30) days after notice thereof from Lessor (provided, however, that no such thirty (30) day cure period shall be applicable to any such abandonment or cessation from and after the first occurrence of any such abandonment or cessation);

31.1.10.	Lessee suffers or permits a Transfer of this Lease or any interest therein to occur in violation of this Lease, or sublets all or any portion of the Premises in violation of this Lease, which violation is not remedied within thirty (30) days after notice thereof from Lessor.
32.	REMEDIES
32.1.	Upon an Event of Default, Lessor shall have the following rights and remedies in addition to any rights or remedies available to Lessor at law or inequity, or under this Lease.
32.1.1.	The rights and remedies provided by California Civil Code, Section 1951.2;
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32.1.2.	The rights and remedies provided by California Civil Code, Section 1951.4, that allows Lessor to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Annual Rental as it becomes due, for so long as Lessor does not terminate Lessee’s right to possession; provided, however, if Lessor elects to exercise its remedies described in this Section 32.1.2 and Lessor does not terminate this Lease, and if Lessee requests Lessor’s consent to an assignment of this Lease or a sublease of the Premises at such time as Lessee is in default, Lessor shall not unreasonably withhold its consent to such assignment or sublease. Acts of Building Maintenance or Preservation Maintenance, efforts to relet the Premises or the appointment of a receiver upon Lessor’s initiative to protect its interest under this Lease shall not constitute a termination of Lessee’s rights to possession;

32.1.3.	The right to terminate this Lease by giving notice to Lessee in accordance with Applicable Law;

32.1.4.	If Lessor elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee, and to sell such property and apply such proceeds therefrom pursuant to Applicable Law.
32.2.	No act by Lessor allowed by this Section 32 shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease.

32.3.	In the event Lessor terminates Lessee’s right to possession of the Premises pursuant to this Section 32, Lessee hereby expressly waives any and all rights to recover or regain possession of the Premises under any rights of redemption to which it may be entitled by or under any present or future law, including, without limitation, California Code of Civil Procedure Sections 1174 and 1179.

32.4.	Upon the occurrence of an Event of Default, Lessor shall have the right, but not the obligation, to take such action as reasonably necessary to cure such default.

32.5.	The remedies given to Lessor in this Section shall be in addition and supplemental to all other rights or remedies which Lessor may have at law or in equity.
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32.6.	Liability Between the Parties
32.6.1.	Lessee’s liability pursuant to this Lease is limited to the Lessee’s interest in the Premises; provided that, Lessee expressly agrees that Lessor may recover directly from Lessee and/or, subject to Section 28 of this Lease, any Leasehold Mortgagee that has acquired Lessee’s interest in this Lease and/or the Premises at a foreclosure sale or by deed in lieu of foreclosure or assignment of the Leasehold Mortgage held by such Leasehold Mortgagee (but not from any officer, director, employee, representative or attorney, past, present or future of Lessee or any such Leasehold Mortgagee), only those damages that arise out of or in connection with (and with respect to any Leasehold Mortgagee acquiring the Lessee’s interest in this Lease at a foreclosure sale or by deed in lieu of foreclosure or assignment of the Leasehold Mortgage held by such Leasehold Mortgagee, such shall have occurred on or after the date of acquisition by such Leasehold Mortgagee ) (a) any Impositions not paid by Lessee; (b) uninsured losses to the extent that such insurance covering such losses was required to be maintained by Lessee pursuant to Section 23 of this Lease, but such insurance was in fact not so maintained; (c) the application of any insurance or condemnation proceeds in a manner inconsistent with or contrary to the provisions of this Lease; (d) the cost of razing any improvements Lessee fails to raze in accordance with the terms of Section 24 of this Lease; (e) any damages suffered by Lessor as the result of the breach by Lessee of the covenants contained in Section 22 of this Lease, whether or not any action or proceeding is commenced, including, without limitation, reasonable attorney fees and all costs, disbursements and expenses of Lessor’s outside counsel, expert witness fees, transcript preparation fees and costs and document copying, exhibit preparation, courier, postage, facsimile and long distance expenses; (f) any expenses in enforcing the limited recourse provisions of this Section 32.6, whether or not any action or proceeding is commenced, including, without limitation, reasonable attorney fees and all costs, disbursements and expenses of Lessor’s outside counsel, expert witness fees, transcript preparation fees and costs and document copying, exhibit preparation, courier, postage, facsimile
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and long distance expenses; and (g) waste committed or permitted by Lessee.
32.6.2.	Lessee agrees that it will have no recourse with respect to any obligation of Lessor under this Lease, or for any claim based upon this Lease or otherwise, against any officer, director, employee, representative or attorney, past, present or future, of Lessor, or against any person other than Lessor, or against Lessor except to the extent of the value of Lessor’s interest in the Premises, whether by virtue of any constitution, statute, rule of law, rule of equity, enforcement of any assessment as penalty, or by reason of any matter prior to the execution and delivery of this Lease, or otherwise. By Lessee’s execution and delivery hereof and as part of the consideration for Lessor’s obligations hereunder all such liability is expressly waived.
32.7.	No failure by Lessor to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy upon an Event of Default, and no acceptance by Lessor of full or partial monetary obligation during the continuance of any such Event of Default, shall constitute a waiver of any such Event of Default or of such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease and no Event of Default under this Lease may be waived, altered or modified except by a written instrument executed by Lessor. No waiver of any Event of Default shall affect or alter this Lease, but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent Event of Default.

32.8.	No expiration or termination of this Lease pursuant to the terms hereof or by operation of law or otherwise and no repossession of the Premises or any part thereof pursuant to the terms hereof or by operation of law or otherwise, shall relieve Lessee of its liabilities and obligations hereunder arising prior to termination of this Lease, all of which shall survive such expiration, termination or repossession, including, without limitation, the rights of Lessor for indemnification for liability, personal injuries or property damage, nor shall anything in this Lease be deemed to affect the right of Lessor to equitable relief.
33.	ALTERNATIVE DISPUTE RESOLUTION
33.1.	In the event of any dispute between the Parties arising out of the specific provisions of this Lease listed below, or any other provision of
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this Lease that expressly provides for alternative dispute resolution pursuant to this Section 33, or a breach of any such provisions solely between Lessor and Lessee, but not including a default with respect to the timely payment of Annual Rental, or if the parties otherwise agree to do so, Lessee and Lessor shall meet promptly in an effort to resolve the dispute extrajudicially. The following provisions of this Lease shall be subject to alternative dispute resolution pursuant to this Section 33:
33.1.1.	Section 2.3.7 [Retained Space], only with respect to the rate per unit charged Lessor;

33.1.2.	Section 7.3 [Lessor’s Audit], with respect to an audit conducted by either Party;

33.1.3.	Section 10.1.1 [Use of the Premises], only with respect to whether Lessee’s use complies with the use specified in Section 10.1.1;

33.1.4.	Sections 19.4.1 and 19.4.2 [Building Maintenance and Preservation Maintenance], only with respect to termination by Lessor or Lessee;

33.1.5.	Section 21.1 [General Compliance with Applicable Law];

33.1.6.	Section 23.7 [Changes in Insurance Requirements];

33.1.7.	Section 24 [Damage or Destruction], only with respect to termination by Lessee;

33.1.8.	Section 32 [Remedies]; with respect to any provision pursuant to which Lessor desires to exercise its right of termination; and

33.1.9.	Section 34 [Surrender and Vacate the Premises].
33.2.	If the dispute is not resolved as a result of such meeting, the dispute shall be referred to the senior management of each party within fifteen (15) days after the meeting prescribed in Section 33.1 of this Lease.

33.3.	The members of the senior management of each party shall meet to attempt to resolve the dispute within thirty (30) days after the dispute has been referred to them as prescribed in Section 33.2 of this Lease.

33.4.	Prior to the meeting of the members of the senior management of each party, the Parties shall exchange a written summary of the issue(s) and the underlying evidence relating to the dispute. The disputing party shall submit its written summary to the other party twenty (20) days before the
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meeting of the senior management. This submission shall set for the basis of its dispute and identify the member of its senior management authorized to resolve the dispute on its behalf. Then, ten (10) days thereafter, the other party shall submit its written summary to the disputing party. This submission shall respond to the matters raised in the written summary provided by the disputing party and identify the member of its senior management authorized to resolve the dispute on its behalf.
33.5.	If the dispute is not resolved by the senior management of each party within thirty (30) days of the last submission provided pursuant to Section 33.4 above, the Parties will attempt in good faith to resolve the dispute by mediation conducted in accordance with the Commercial Mediation Rules of the American Arbitration Association.

33.6.	Insofar as the Federal Government adopts and maintains binding arbitration as a method of dispute resolution and to the extent of the development by the United States of applicable procedures for such binding arbitration, then Lessor and Lessee shall meet to confer as to whether to adopt such procedures for binding arbitration that may be promulgated for use by the United States.

33.7.	Should the resolution of a dispute under this Section 33 result in a written agreement by the Lessor that (a) an amount of money is owed by the Lessor to the Lessee and if Lessor has not paid such amount within thirty (30) days thereafter, then Lessee may, in its sole discretion, elect to receive payment of such amount by reducing subsequent monetary payments due by Lessee to Lessor in a total amount equaling the amount due; or (b) that performance is required by Lessee, then Lessee shall have the right to cure within thirty (30) days of receipt of the written agreement by the Lessor pursuant to this Section 33.7, or if such performance cannot reasonably be completed within such thirty (30) day period, Lessee shall commence within such thirty (30) day period with due diligence and dispatch the curing and shall, having so commenced, thereafter not cease, fail or neglect to prosecute or complete with diligence and dispatch such cure.
34.	SURRENDER AND VACATE THE PREMISES
34.1.	On the Termination Date or other termination of the Term, Lessee shall surrender and vacate the Premises and the Fixtures, remove the Personal Property therefrom, and return the Premises and improvements thereon, including the Initial Lessee Improvements, Alterations, Preservation Maintenance, Fixtures and all of Lessor’s personal property, if any, on the Premises to as good an order and condition as would be reasonably expected given maintenance and care
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in accordance with the terms of this Lease and given normal use and wear and tear on the property. All Fixtures shall be in good working order and shall remain attached to the Premises. Notwithstanding the removal of any Trade Fixtures, all major building systems including heating, air conditioning, electrical, security lighting, fire detection, smoke detection, building fire suppression, alarm, drainage, water supply, elevator, escalator, and sewer shall be complete and in good working order and shall function as designed. Lessee shall execute all documents as Lessor may deem necessary to evidence any such other termination.
34.2.	If Lessee shall fail or neglect to remove the Personal Property and shall fail to leave the Premises in good order as described in this Section 34, then, at Lessor’s option, the Personal Property shall either become the property of Lessor without compensation therefor, or Lessor may cause it to be removed and the Premises to be repaired at the expense of Lessee, and no claim for damages against Lessor or Lessor’s Agents, shall be created by or made on account of such removal and repair work and all major building systems shall be returned to working order at the expense of Lessee.

34.3.	Ninety (90) days prior to the Termination Date, Lessee and Lessor shall jointly, or Lessor shall in the absence of Lessee, prepare an Inventory and Condition Report of the Premises to constitute the basis for materials and work that may be necessary to meet the conditions of this Section 34.
35.	HOLDING OVER
This Lease shall terminate upon the Termination Date and any holding over by Lessee after the Termination Date shall not constitute a renewal of this Lease or give Lessee any rights under this Lease or in or to the Premises.
36.	REPRESENTATIONS AND WARRANTIES OF LESSEE
Lessee hereby represents and warrants to Lessor as follows:
36.1.	Lessee is a limited partnership duly formed and validly existing under the laws of the State of California.

36.2.	Lessee has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease, and to develop, construct, and operate the Premises as contemplated by this Lease; all approvals or consents of any person(s) required in connection with the execution and performance of this Lease have been obtained. The execution and performance of this Lease will not result in or constitute an Event of
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Default under this Lease or event that would, with notice or lapse of time or both, be a default, breach or violation of the organizational instruments governing Lessee or any agreement or any order or decree of any court or Agency to which Lessee is a party or to which it is subject.
36.3.	Lessee has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Lessee.
37.	REPRESENTATIONS AND WARRANTIES OF LESSOR
Lessor hereby represents and warrants to Lessee as follows:
37.1.	Lessor is an Agency of the United States of America.

37.2.	Lessor has taken all necessary action to authorize the execution, delivery and performance of this Lease, and this Lease constitutes the legal, valid and binding obligation of Lessor.

37.3.	Lessor has made no representations or warranties, direct or implied, written or verbal, with respect to the Premises or any other property owned by Lessor.
38.	COMPLIANCE WITH FEDERAL EQUAL OPPORTUNITY LAWS
To the extent that the following Orders, Acts, Laws, and regulations apply to this Lease then Lessee shall comply with the requirements of (a) Title VII of the Civil Rights Act of 1964 (as amended), as well as Executive Order No. 11246 of September 24, 1965, as amended by Executive Order 11375 of October 13, 1967; (b) Title V, Sections 503 and 504 of the Rehabilitation Act of September 26, 1973, P.L. 93-112 (as amended), which prohibits discrimination on the basis of disability and requires Government contractors and subcontractors to take affirmative action to employ and advance in employment qualified handicapped individuals; (c) 41 C.F.R. Chapter 60, which prescribes affirmative action requirements for government contractors and subcontractors; (d) the Age Discrimination in Employment Act of December 15, 1967, (as amended); (e) the Americans with Disabilities Act, 42 U.S.C. Sections 12111 et seq.; (f) and all other Applicable Laws relating to nondiscrimination in employment and in providing facilities and services to the public, and Lessee shall do nothing in advertising for employees that will prevent those covered by these laws from qualifying for such employment.
39.	NOTICES
Any notice, consent or other communication required or permitted under this Lease shall be in writing and shall be delivered by hand, sent by courier, sent by prepaid registered or certified mail with return receipt requested, and shall be deemed to have
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been given on the earliest of (a) receipt, (b) one (1) business day after delivery to a courier for overnight expedited delivery service, or (c) five (5) business days after the date deposited in the United States mail, registered or certified, with postage prepaid and return receipt requested (provided that such return receipt must indicate receipt at the address specified), and addressed as appropriate to the following addresses (or to such other or further addresses as the Parties may designate by notice given in accordance with this Section 39):
If to Lessor:
Regional Director, Pacific West Region
U.S. Department of the Interior
National Park Service
600 Harrison Street, Suite 600
San Francisco, California 94107

with copy to:	Superintendent San Francisco Maritime National Historical Park Fort Mason, Building. E, Room 265 San Francisco, California 94123
If to Lessee:
Maritime Hotel Associates, L.P.
c/o Kimpton Hotel and Restaurant Group, Inc.
222 Kearny Street, Suite 200
San Francisco, California 94108
Attention: Chief Financial Officer
And to:
Lessee’s Leasehold Mortgagee pursuant to Section 28 of this Lease.
40.	LESSOR’S RIGHT TO EXHIBIT THE PREMISES
During the final two (2) years of the Term, Lessor shall have the right to enter the Premises at all reasonable times during normal business hours and after giving twenty-four (24) hours prior notice for the purposes of exhibiting the same to prospective lessees or developing plans for conversion of the same to full Park use after expiration of the Term. Lessor shall not take any action under this Section 40 that causes or is likely to cause material interference with Lessee’s use and/or occupancy of the Premises under the terms of this Lease.
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41.	NO PARTNERSHIP OR JOINT VENTURE
Lessor is not for any purpose a partner or joint venturer of Lessee in the development or operation of the Premises or in any business conducted on the Premises. Lessor shall not under any circumstances be responsible or obligated for any losses or liabilities of Lessee.
42.	ANTI-DEFICIENCY ACT
Lessee and Lessor agree that nothing contained in this Lease shall be construed as binding Lessor to expend, in any fiscal year, any sum in excess of the appropriation made by Congress for that fiscal year in furtherance of the subject matter of this Lease, or to involve Lessor in any contract or other obligation for the future expenditure of money in excess of such appropriations.
43.	GENERAL PROVISIONS
43.1.	No Congressional Conflict of Interest

No member or delegate to Congress or Resident Commissioner shall be admitted to any share or part of this Lease, or to any benefit that may arise therefrom, but this provision shall not be construed to extend to this Lease if made with a corporation for its general benefit.

43.2.	No Third Party Beneficiaries

This Lease shall not, nor be deemed nor construed to, confer upon any person or entity, other than the Parties hereto, any right or interest, including, without limiting the generality of the foregoing, any third party beneficiary status or any right to enforce any provision of this Lease.

43.3.	No Preferential Renewal and Relocation Assistance

This Lease provides no right of renewal, and Lessee hereby waives any preferential right of renewal of this Lease under 16 U.S.C. Section 20 or otherwise. No rights shall be acquired by virtue of this Lease entitling Lessee to claim benefits under the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970, Public Law 91-646.

43.4.	Memorandum of Lease

Lessor will record a Memorandum of Lease at no charge to Lessee other than normal per page recording costs, except that Lessee shall pay any costs which may be associated with such act of recordation that exceed $100. For the purpose of recordation by Lessor, Lessee shall at Lessee’s sole expense prepare the document(s) necessary for recordation and provide such documents to Lessor.
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43.5.	Broker’s Commissions

Lessee warrants that no person or selling agency has been employed or retained to solicit or secure this Lease upon an agreement or understanding for a commission, percentage, brokerage or contingent fee. For breach or violation of this warranty, Lessor shall have the right to annul this Lease without liability.

43.6.	Severability

In case any one or more of the provisions of this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, or inapplicable due to assignment of this Lease by Lessor to any person or entity other than another governmental entity of the United States Government, such invalidity, illegality or unenforceability, or inapplicability of provisions solely applicable to a governmental entity of the United States Government, shall not affect any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal, unenforceable, or inapplicable provisions had not been contained in this Lease.

43.7.	Exhibits

Each of the exhibits referenced in this Lease is attached hereto and incorporated herein.

43.8.	Time of the Essence

Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision of this Lease.

43.9.	Headings

Section and Subsection headings in this Lease are for convenience only and are not to be construed as a part of this Lease or in any way limiting or amplifying the provisions of this Lease.

43.10.	Lease Construed as a Whole

The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Lessor or Lessee. The Parties acknowledge that each party and its counsel have reviewed this Lease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed or applied in the interpretation of this Lease.
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43.11.	Meaning of Terms

Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular shall include the plural and vice versa.

43.12.	Federal Law

The laws of the United States shall govern the validity, construction and effect of this Lease.

43.13.	Entire Lease

This instrument, together with the exhibits hereto, constitutes the entire agreement between Lessor and Lessee with respect to the subject matter of this Lease and supersedes all prior offers, negotiations, oral and written. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Lessor and Lessee.

43.14.	Termination Not Merger

The voluntary sale or other surrender of this Lease by Lessee to Lessor, or a mutual cancellation thereof, or the termination thereof by Lessor pursuant to any provision contained in this Lease, shall not work a merger, but, at the option of Lessor, shall either terminate any or all existing subleases or subtenancies on the Premises, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

43.15.	Time Periods

Any time period to be computed pursuant to this Lease shall be computed by excluding the first day and including the last day. If the last day falls on a Saturday, Sunday or holiday, the last day shall be extended until the next business day that the Lessor is open for business, but in no event shall the extension be for more than three (3) calendar days. All references to days shall mean calendar days unless otherwise specifically stated.
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     IN WITNESS WHEREOF, the Regional Director of the Pacific West Region of the National Park Service, acting on behalf of the United States, in the exercise of the delegated authority from the Secretary, as Lessor, and Lessee have executed this Lease by proper persons thereunto duly authorized as of the date first above written.

MARITIME HOTEL ASSOCIATES, L.P.			NATIONAL PARK SERVICE

By:	/s/ Tom LaTour		By:	/s/ John J Reynolds

	Name:	Tom LaTour		John J. Reynolds
	Title:	President		Regional Director Pacific West Region
Attest:

Name:	/s/ William G. Thomas
Title:	Superintendent
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EXHIBIT A
PREMISES
     The Premises is the Haslett Warehouse, including the Vault but exclusive of the Retained Space, and the real property located within the San Francisco Maritime National Historical Park, San Francisco, California, and more particularly described as:
All of that real property situate in the City and County of San Francisco, State of California, described as follows:
Beginning at the point of intersection of the southerly line of Jefferson Street with the easterly line of Hyde Street; running thence easterly along said line of Jefferson Street 202.834 feet to a point distant thereon 209.666 feet westerly from the westerly line of Leavenworth Street; thence deflecting 89° 55’ 30” to the right and running southerly 141.370 feet; thence southerly and southeasterly along a curve to the left tangent to the preceding course, which curve has a radius of 301.90 feet, a central angle of 26° 16’ 49.43”, an arc distance of 138.475 feet to a point on the northerly line of Beach Street; thence deflecting 116° 21’ 19.43” to the right from the tangent of the preceding curve at last said point and running westerly along said line of Beach Street 234.400 feet to the easterly line of Hyde Street; thence northerly along said line of Hyde Street 275.00 feet to the point of beginning.
Being a portion of 50 Vara Block No. 259.
Together with a perpetual easement appurtenant to the above described property over a strip of land 3.50 feet in width lying contiguous to and easterly of the easterly boundary line of the above described premises and extending from the northerly line of Beach Street to a point 27 feet and 1-1/8 inches southerly from the said southerly line of Jefferson Street, this easement being the purposes of perpetually maintaining suitable clearance for spur tract purposes; and no structure shall be constructed in, over or upon said 3.50 foot strip of land except such structures as may be required to drain, maintain, support or construct a spur track at any elevation required by good railroad practice.
As created and reserved in the deed from California Packing Corporation, a New York Corporation, to Security Lithograph Company, a California Corporation, dated February 12, 1948, and recorded February 16, 1948, in Book 4815, Page 487 of Official Records of the City and County of San Francisco, State of California.
The Premises includes Fixtures and any utility facilities, such as conduits, lines, valves, fittings and related equipment and apparatus located within the Premises owned by Lessor and existing as of the Commencement Date. The Premises does not extend below (a) the bottom surface of the concrete slab on the lowest level of the Haslett Warehouse except for the specific building foundation structures, or (b) the bottom surface of the hardscape or any improvements installed by Lessee supporting such hardscape on the above-described real property that is not situated under the Haslett Warehouse.

EXHIBIT B
RETAINED SPACE
[Attach Shaded Drawing]

EXHIBIT C
Office Space
[Attach Shaded Drawing]

EXHIBIT D
Restaurant Space
[Attach Shaded Drawing]

EXHIBIT E
Retail Space
[Attach Shaded Drawing]

EXHIBIT F
TRADE FIXTURES
All of the following items installed by Lessee, to the extent that they are affixed to the Premises and constitute fixtures (or would constitute fixtures but for Lessee’s rights to remove them pursuant to this Lease) and are readily removable:
•	Chandeliers, wall sconces, custom or artistic decorative lighting fixtures in the lobby areas, Restaurant Space, meeting rooms, and suites;

•	Furniture, except to the extent the furniture is fully integrated into the Premises;

•	Curtain rods;

•	Mirrors;

•	Artwork;

•	Shelving, except to the extent the shelving is fully integrated into the walls of the Premises;

•	Restaurant, bar, catering, room service and other food service equipment and furnishings;

•	Computer and telephone equipment (excluding wiring);

•	Audio/visual equipment;

•	Ice machines;

•	Safes (other than wall safes);

•	Exercise equipment;

•	Security equipment (other than wiring);

•	Key card system (excluding wiring and the locks on the doors);

•	Hair dryers and other personal care items;
and all other equipment reasonably agreed to in writing by Lessor and Lessee at the time of its installation; but in any event excluding mechanical (including heating, ventilating and air conditioning), elevator, fire detection, alarm and sprinkler, illumination (other than as listed above), electrical, and plumbing fixtures and systems in the Premises, and components thereof.

EXHIBIT G
SCHEDULE OF PERFORMANCE
(Due Diligence and Initial Lessee Improvements)
Haslett Warehouse

#	Action	Timeframe	Anticipated Date
1	Lessee pays Lessor $100,000 one-time payment (§ 5.3.1)	On Commencement Date	10/16/00

2	Lessor provides to Lessee all available site information in Landlord’s possession to Lessee, to include “as built” utility plans (§ 13.3.3), and hazardous material reports (§ 22.1) Lessor prepares an Inventory and Condition Report (§ 1.39)

3	Lessor delivers to Lessee list of potential Design and Construction Monitors (§ 1.20)	10th day after the Commencement Date	10/26/00

4	Lessee notifies Lessor in writing of receipt of list of Design and Construction Monitors and any reasonable objections to any of the listed contractors (Sec. 1.20)	3rd business day after receipt of list from Lessor	10/29/00

5	Lessor to submit MEP requirements for Retained Space (§ 2.3.2)	20th day after Commencement Date	11/06/00

6	Lessee submits to Lessor a traffic management plan (§ 16.2)	25th day after the Commencement Date	11/13/00

7	Lessee submits to Lessor complete schematic design package	32nd day after the Commencement Date	11/17/00

8	Lessee submits to State Historic Preservation Officer (SHPO), and provides copy to Lessor, of historic preservation certification application (Tax-Act certification)

9	Lessee makes first of 3 payments in amount of $110,000 for services of Design and Construction Monitor hired by Lessor (§ 1.20)

10	Lessor completes review of traffic management plan

#	Action	Timeframe	Anticipated Date
11	Lessor completes review process of schematic design package	21st day after receipt of complete schematic design package	12/08/00

12	End of Due Diligence Period	90th day after the Commencement Date	01/16/01

13	Lessor to remove Lessor’s personal property from warehouse (§ 3.3)	30th day after end of Due Diligence period	02/14/01

14	Lessee submits to Lessor complete design development package	91st day after Lessor approval of schematic design package	03/09/01

15	Lessee makes second of 3 payments in amount of $110,000 for services of Design and Construction Monitor hired by Lessor (§ 1.20)

16	Lessor completes review process of design development package	28th day after receipt of complete design development package	04/06/01

17	Lessee submits to Lessor a completed construction documents package	63rd day after Lessor approval of design development package	06/08/01

18	Lessee provides Lessor with HazMat Management/Remediation Plan (§ 22.10)

19	Lessee submits to Lessor evidence of insurance (§ 23.4.6)	7th day after submission of construction documents package	06/15/01

20	Lessee submits to Lessor complete financial package showing evidence of financing availability (§ 14.1)

21	Lessor completes review process of evidence of insurance and financial package	14th day after receipt of complete insurance and financial package	06/29/01

22	Lessor completes review process of construction documents	35th day after receipt of complete construction documents package	07/13/01

#	Action	Timeframe	Anticipated Date
23	Lessor delivers building permit to escrow for the loan under the approved Financing Commitment	1 day prior to closing of loan (pending Lessor approval of construction documents package)	07/30/01

24	Lessee closes loan under the approved Financing Commitment (§ 14.2)	16th day after Lessor approval of construction documents package	07/31/01

25	Building permit is delivered to Lessee	Concurrent with closing of loan under the approved Financing Commitment and issuance of the building permit for the project

26	Lessee establishes and deposits $1.9M payment into “Capital Account” for projects (§ 5.3.2)

27	Lessee makes third and last of 3 payments in amount of $110,000 for services of Design and Construction Monitor hired by Lessor (§ 1.20)

28	Lessee establishes and deposits $540K into “Capital Account” for retained space (§ 5.3.3)

29	Lessee begins construction	3rd day after closing of the loan under the approved Financing Commitment	08/03/01

30	Lessee gives Lessor Notice of Substantial Completion (§ 15.4.1)	13 months after commencement of construction	09/03/02 (No later than 12/31/02 (§ 15.1.2))

31	Lessor issues Conditional Certificate of Occupancy	Upon Substantial Completion of construction	09/11/02

32	Lessor issues Certificate of Occupancy	Upon final completion of construction	10/11/02

#	Action	Timeframe	Anticipated Date
33	Lessee submits to Lessor Preservation Plan for approval (§ 19.5)	30th day after issuance of Certificate of Occupancy	11/11/02
34	Lessee submits to Lessor Trade Fixture Inventory (revised Exhibit F), as applicable, and inventory and condition report (§ 15.4.4)
35	Lessee submits to Lessor As-Built drawings (§ 15.4.3)

EXHIBIT H
PRELIMINARY SCHEMATIC PLANS FOR, AND DESCRIPTION OF,
THE INITIAL LESSEE IMPROVEMENTS
[Attached Preliminary Schematic drawings and text from Kimpton’s Proposal]

EXHIBIT I
VAULT
[Attach Shaded Drawing]

EXHIBIT J
Retained Space Restrooms and Drinking Fountains
Plumbing Fixtures in the Retained Space
Men’s Restroom:
2 Toilets
2 Urinals
2 Wash basins
1 Diaper changing station
Women’s Restroom:
4 Toilets
2 Wash basins
1 Diaper changing station
Employee Unisex Restroom:
1 Toilet
1 Wash basin
1 Drinking fountain
Other Fixtures:
1 Service sink
2 Drinking fountains

EXHIBIT K
Street Encroachment Agreement
[Attached Recorded Street Encroachment Agreement]

EXHIBIT L
List of reports and studies identifying Historic Elements of the Haslett Warehouse:
1.	“Haslett Warehouse: Historic Structures Report”; February 1986; prepared for National Park Service by Page, Anderson & Turnbull, Inc.

2.	“Haslett Warehouse: Evaluation of Adaptive Use Alternatives”; April 1994; prepared for National Park Service by Architectural Resources Group.